UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12.

AKILI, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Akili, Inc.

71 Commercial Street, Mailbox 312

Boston, MA 02109

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

To be held on April 17, 2024

To Our Stockholders:

Notice is hereby given that the 2024 Annual Meeting of Stockholders of Akili, Inc. (“Annual Meeting”) is scheduled to be held virtually via live webcast on Wednesday, April 17, 2024, beginning at 10:00 a.m. Eastern Time for the following purposes:

(1)

To elect two Class II directors to our Board of Directors, each to serve until the 2027 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier resignation, death or removal;

(2)	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;

(3)	To approve an amendment to the Company’s Certificate of Incorporation to give the Board of Directors discretionary authority to effect a reverse stock split;

(4)	To adjourn the Annual Meeting to a later date or dates, if necessary, to solicit additional proxies to establish a quorum or approve Proposal 3; and

(5)	To consider and act upon any other matters that may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the record date for the Annual Meeting as February 27, 2024. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment or postponement thereof. A complete list of our registered stockholders as of the close of business on the record date will be available to our stockholders for examination for the 10 days before the Annual Meeting at our offices at 22 Boston Wharf Rd, 7th Fl., Boston, MA 02210 and during the Annual Meeting at www.proxydocs.com/AKLI.

You will be able to attend and listen to the virtual Annual Meeting live online, vote online, and submit your questions during the meeting by visiting www.proxydocs.com/AKLI and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials (“Notice”), on your proxy card or on the instructions that accompanied your proxy materials. We believe that hosting a “virtual” meeting will minimize travel expenses and enable greater stockholder attendance and participation from any location around the world. Our virtual meeting will be governed by our rules of conduct and procedures that will be posted at www.proxydocs.com/AKLI.

Your vote is important. Regardless of whether you plan to attend the Annual Meeting, we hope you will vote as soon as possible. Voting will ensure you are represented at the Annual Meeting, regardless of whether you plan to attend the Annual Meeting. To facilitate voting, internet and telephone voting are available. The instructions for voting are on the proxy card and a copy of the proxy card is included at the end of this proxy statement. If you hold your shares through a bank, broker or other holder of record, please follow the voter instructions you received from the holder of record.

Each of the matters to be acted upon at the Annual Meeting are more fully described in our proxy statement. The Board of Directors recommends that you vote “FOR” each of the proposals outlined in the accompanying proxy statement.

Under Securities and Exchange Commission rules, we are providing access to the proxy materials for the Annual Meeting via the internet. Accordingly, you can access the proxy materials at www.proxydocs.com/AKLI and vote at www.proxypush.com/AKLI. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. The Notice is being mailed to stockholders commencing on or about March 6, 2024. Please carefully review the proxy statement and act as soon as possible to vote your shares whether or not you intend on attending the Annual Meeting. If you attend the virtual Annual Meeting and decide to vote during the Annual Meeting, you may withdraw your proxy by voting at the Annual Meeting.

Thank you for your continued support.

By Order of the Board of Directors

Jacqueline Studer, J.D.

Chief Legal Officer and Corporate Secretary

Boston, Massachusetts

March 6, 2024

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 17, 2024 at 10:00 a.m. Eastern Time via a live audio webcast at www.proxydocs.com/AKLI.

The Notice of Annual Meeting, Proxy Statement and our Annual Report are available electronically at www.proxydocs.com/AKLI

Page
PROXY STATEMENT—GENERAL INFORMATION	1
PROPOSAL NO. 1: ELECTION OF DIRECTORS	7
THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	12
DIRECTOR COMPENSATION	17
EXECUTIVE COMPENSATION	20
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	30
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	32
DELINQUENT SECTION 16(a) REPORTS	34
REPORT OF THE AUDIT COMMITTEE	35
PROPOSAL NO. 2: RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024	36
PROPOSAL NO. 3: APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO GIVE THE BOARD OF DIRECTORS DISCRETIONARY AUTHORITY TO EFFECT A REVERSE STOCK SPLIT	37
PROPOSAL NO. 4: APPROVAL OF THE ADJOURNMENT OF THE ANNUAL MEETING TO A LATER DATE OR DATES, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES TO ESTABLISH A QUORUM OR APPROVE PROPOSAL NO. 3	45
STOCKHOLDER PROPOSALS FOR 2025 ANNUAL MEETING	46
SOLICITATION OF PROXIES	46
HOUSEHOLDING	46
OTHER MATTERS	47
ANNUAL REPORT ON FORM 10-K	48

i

Akili, Inc.

71 Commercial Street, Mailbox 312

Boston, MA 02109

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 17, 2024

GENERAL INFORMATION

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of Akili, Inc. (the “Company,” “Akili,” “we,” “us,” and “our”) is soliciting your proxy to vote at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournments or postponements of the Annual Meeting. The Annual Meeting will be held virtually via live interactive webcast on the internet on April 17, 2024, at 10:00 a.m. Eastern Time. If you held shares of our common stock, $0.0001 par value per share (the “Common Stock”), on February 27, 2024 (the “Record Date”), you are invited to attend the Annual Meeting at www.proxydocs.com/AKLI and vote on the proposals described below under the heading “What am I voting on?”

All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to commence the mailing of the Notice on or about March 6, 2024, to all stockholders of record entitled to vote at the Annual Meeting.

We note that information contained on or accessible through the annual meeting voting website, proxy materials website, or our company or investor relations website is not a part of this Proxy Statement, and the inclusion of such website addresses in this Proxy Statement are inactive textual references only.

What am I voting on?

There are four proposals scheduled to be voted on at the Annual Meeting:

•

Proposal 1: Election of two Class II director nominees named in this Proxy Statement to our Board of Directors, each to serve until the 2027 annual meeting of stockholders and until their respective successors are duly elected and qualified or until their earlier resignation, death or removal; and

•	Proposal 2: Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

•	Proposal 3: Approval of an amendment to the Company’s Certificate of Incorporation to give the Board of Directors discretionary authority to effect a reverse stock split.

•	Proposal 4: Approval to adjourn the Annual Meeting to a later date or dates, if necessary, to solicit additional proxies to establish a quorum or approve Proposal 3.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

•	“FOR” Proposal 1: the election of each of the two Class II director nominees named in this Proxy Statement to our Board of Directors, each to serve until the 2027 annual meeting of stockholders and until their respective successors are duly elected and qualified or until their earlier resignation, death or removal.

•	“FOR” Proposal 2: the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

•	“FOR” Proposal 3: approval of an amendment to the Company’s Certificate of Incorporation to give the Board of Directors discretionary authority to effect a reverse stock split.

•	“FOR” Proposal 4: approval to adjourn the Annual Meeting to a later date or dates, if necessary, to solicit additional proxies to establish a quorum or approve Proposal 3.

Who can vote at the Annual Meeting?

If you were a holder of record of the Company’s Common Stock as of the close of business on February 27, 2024, the Record Date for the Annual Meeting, you may vote your shares at the Annual Meeting. As of the Record Date, there were 78,596,162 shares of Common Stock outstanding and entitled to vote. This number excludes treasury shares, as Company treasury shares will not be voted. Each stockholder has one vote for each share of Common Stock held as of the Record Date.

A list of our stockholders of record will be open for examination by any stockholder beginning ten days prior to the Annual Meeting at our offices located at 22 Boston Wharf Rd, 7th Fl., Boston, MA 02210. If you would like to view the list, please contact our Corporate Secretary to schedule an appointment by calling (617) 313-8853 or writing to her at the address above. In addition, the list will be available for inspection by stockholders on the virtual meeting website during the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with Akili’s transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote live online at the meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the proxy card that may be mailed to you or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, on the Record Date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting via the internet at www.proxydocs.com/AKLI. However, because you are not the stockholder of record, you may not vote your shares live online at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

How can I attend the Annual Meeting?

If you are a stockholder of record or a beneficial owner as of the Record Date, you are invited to attend the Annual Meeting live via the internet at www.proxydocs.com/AKLI. You must have your 16-digit control number listed on your Notice, the proxy card or in the instructions that accompanied your proxy materials to enter the meeting. The webcast starts at 10:00 a.m. Eastern Time. You may vote and submit questions while attending the meeting on the internet. Instructions on how to attend and participate in the Annual Meeting via the internet, including how to demonstrate proof of stock ownership, will be posted at www.proxydocs.com/AKLI.

What if I return the proxy card to the Company but do not make specific choices?

If you return a signed, dated proxy card to the Company without making any voting selections, the named proxies will vote your shares:

•

“FOR” Proposal 1: the election of each of the two Class II director nominees named in this Proxy Statement to our Board of Directors, each to serve until the 2027 annual meeting of stockholders and until their respective successors are duly elected and qualified or until their earlier resignation, death or removal.

•	“FOR” Proposal 2: the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

•	“FOR” Proposal 3: the approval of an amendment to the Company’s Certificate of Incorporation to give the Board of Directors discretionary authority to effect a reverse stock split.

•	“FOR” Proposal 4: the approval to adjourn the Annual Meeting to a later date or dates, if necessary, to solicit additional proxies to establish a quorum or approve Proposal 3.

The Company does not expect that any matters other than the election of directors, ratification of the appointment of KPMG LLP as our independent registered public accounting firm, approval of an amendment to the Company’s Certificate of Incorporation to give the Board of Directors discretionary authority to effect a reverse stock split, and the approval to adjourn the Annual Meeting, if necessary, to solicit additional proxies described in this Proxy Statement will be brought before the Annual Meeting. The persons appointed as proxies will vote in their discretion on any other matters that may properly come before the Annual Meeting or any postponements or adjournments thereof, including any vote to postpone or adjourn the Annual Meeting.

How do I revoke my proxy?

If you are a stockholder of record, you may revoke your proxy by (1) following the instructions on your Notice and entering a new vote over the Internet or by telephone by the cutoff time of 11:59 p.m. Eastern Time on April 16, 2024, (2) attending the Annual Meeting online and voting by following the instructions at www.proxypush.com/AKLI or (3) by filing an instrument in writing revoking the proxy or submitting another duly executed proxy card bearing a later date with our Corporate Secretary. Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or sent to our offices at 71 Commercial Street, Mailbox 312, Boston, MA 02109, Attention: Corporate Secretary.

How many shares must be present or represented to conduct business at the Annual Meeting?

A quorum of stockholders is necessary to hold a valid annual meeting of stockholders. A quorum will be present if the stockholders holding at least a majority of the voting power of the outstanding shares entitled to vote are present, in person or by remote communication or by proxy, at the Annual Meeting. On the Record Date, there were 78,596,162 shares of Common Stock outstanding and entitled to vote. Thus, the holders of at least 39,298,082 shares of Common Stock must be present or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote live online at the Annual Meeting. Abstentions and shares represented by broker non-votes are counted for the purpose of determining whether a quorum is present. If there are insufficient votes to constitute a quorum at the time of the Annual Meeting, the holders of Common Stock representing a majority of the voting power present at the Annual Meeting or the presiding officer may adjourn the Annual Meeting to another place (if any), date or time and from time to time.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for Proposal 1 to elect two Class II directors (which Proposal 1 is considered a “non-routine matter”), votes “FOR,” “WITHHOLD” and broker non-votes, for Proposal 2 to ratify the appointment of KPMG LLP as our independent registered public accounting firm (which Proposal 2 is considered a “routine matter”), votes “FOR” and “AGAINST,” abstentions and, if applicable, broker non-votes, and for Proposal 3 to approve an amendment to the Company’s Certificate of Incorporation to give the Board of Directors discretionary authority to effect a reverse stock split (which Proposal 3 is considered a “routine matter”), votes “FOR” and “AGAINST,” abstentions and, if applicable, broker non-votes, and for Proposal 4 to approve to adjourn the Annual Meeting to a later date or dates, if necessary, to solicit additional proxies to establish a quorum or approve Proposal 3 (which Proposal 4 is considered a “routine matter”), votes “FOR” and “AGAINST,” abstentions and, if applicable, broker non-votes.

What are “broker non-votes”?

A “broker non-vote” occurs when your broker, bank or other agent has not received voting instructions from the beneficial owner of the shares and the broker, bank or other agent cannot vote the shares because the matter is considered “non-routine.” Under the rules that govern brokers who are voting shares held in street name, brokers have the discretion to vote your “uninstructed” shares on “routine” matters, but not on “non-routine” matters. Proposal 1 is considered to be “non-routine” under these rules such that your broker may not vote your shares on this proposal in the absence of your voting instructions. Conversely, Proposals 2, 3, and 4 are considered to be “routine” matters under these rules and thus if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposals 2, 3, and 4.

What is the voting requirement to approve each of the proposals?

Proposal One—Election of Class II Directors

The election of Class II director nominees requires a plurality of the votes properly cast on the election of directors. Each director must receive at least one “FOR” vote and the two director nominees receiving the highest number of “FOR” votes cast by the holders of shares of Common Stock voting at the Annual Meeting will be elected. If nominees are unopposed, election requires only a single vote or more. Accordingly, “WITHHOLD” votes and broker non-votes will have no effect on the outcome of the election of directors. Stockholders have no right to cumulative voting as to any matters, including the election of directors.

Proposal Two—Ratification of the Appointment of our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2024

The proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm requires the approval by a majority of the votes properly cast for such matter. Abstentions and broker non-votes, if any, will have no effect on the outcome of the ratification of the appointment of KPMG LLP.

Proposal Three—Approval of an Amendment to the Company’s Certificate of Incorporation to Give the Board of Directors Discretionary Authority to Effect a Reverse Stock Split

The proposal to approve an amendment to the Company’s Certificate of Incorporation to give the Board of Directors discretionary authority to effect a reverse stock split requires the votes cast for the amendment by the holders of Common Stock to exceed the votes cast against Proposal 3 by the holders of such class. Abstentions and broker non-votes, if any, will have no effect on the outcome of Proposal 3.

Proposal Four—Approval to Adjourn the Annual Meeting to a Later Date or Dates, if Necessary, to Solicit Additional Proxies to Establish a Quorum or Approve Proposal 3

The proposal to approve the adjournment of the Annual Meeting to a later date or dates, if necessary, to solicit additional proxies to establish a quorum or approve Proposal 3 requires the approval by a majority of the votes properly cast for such matter. Abstentions and broker non-votes, if any, will have no effect on the outcome of the proposal to approve adjournment of the Annual Meeting.

How do I vote my shares of Akili Common Stock?

Stockholders may vote shares of our Common Stock using any of the following means:

Voting by Proxy Cards. A registered stockholder may vote shares until voting is completed at the Annual Meeting by requesting and returning a duly completed and executed proxy card. All proxy cards received by us that have been properly signed and have not been revoked will be voted in accordance with the instructions contained in the proxy cards.

Voting by Telephone or Internet. A registered stockholder may vote shares until voting is completed at the Annual Meeting by calling the toll-free number indicated on the Notice and following the recorded instructions or by accessing the website indicated on the Notice and following the instructions provided. When a stockholder votes by telephone or internet, his, her or its vote is recorded immediately.

Voting by Internet During the Annual Meeting. Instructions on how to attend and vote at the Annual Meeting are described at www.proxypush.com/AKLI. If a stockholder attends the Annual Meeting and votes his, her or its shares during the meeting via the voting instructions described at www.proxypush.com/AKLI, then any previous votes that were submitted by the stockholder, whether by internet, telephone or mail, will be superseded by the vote that such stockholder casts during the Annual Meeting. Further, if the shares are held of record by a broker and a stockholder wishes to vote at the Annual Meeting, he, she or it must obtain a proxy issued in his, her or its name from the record holder in accordance with the materials and instructions for voting provided by his, her or its broker.

Voting by “Street Name” Stockholders. If stockholders hold shares in “street name,” then those stockholders may vote in accordance with the materials and instructions for voting the shares provided by their broker, bank or other nominee. If “street name” stockholders wish to vote shares at the Annual Meeting, then they must obtain proxies from their broker, bank or other nominee in order to vote their shares at the Annual Meeting in accordance with the materials and instructions for voting provided by his, her or its broker, bank or other nominee. If a “street name” stockholder does not vote by proxy or otherwise give voting instructions to their broker, such shares will not be voted by the broker for Proposal 1 at the Annual Meeting.

Changing Votes. A registered stockholder may change his, her or its vote at any time before it is voted at the Annual Meeting by (1) delivering a proxy revocation or another duly executed proxy bearing a later date to Akili, Inc., 71 Commercial Street, Mailbox 312, Boston, MA 02109, Attention: Corporate Secretary, which revocation or later-dated proxy is received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting; (2) voting again by telephone or internet in the manner described above by the cutoff time of 11:59 p.m. Eastern Time on April 16, 2024; or (3) attending the Annual Meeting and voting via the internet during the Annual Meeting using the procedures described at www.proxypush.com/AKLI. Attending the Annual Meeting via the internet will not revoke a proxy unless the stockholder actually votes via the internet during the Annual Meeting. “Street name” stockholders who wish to revoke or change their votes after returning voting instructions to their broker, bank or other nominee may do so in accordance with the materials and instructions provided by their broker, bank or other nominee or by contacting such broker, bank or other nominee to effect the revocation or change of vote.

How can I find out the results of the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. We will publish final results in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available at that time, we will disclose the preliminary results in a Current Report on Form 8-K and, within four business days after the final voting results are known to us, file an amended Current Report on Form 8-K to disclose the final voting results.

How and when did Akili, Inc. become a public company?

On January 26, 2022, Akili Interactive Labs, Inc. entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Social Capital Suvretta Holdings Corp. I (“SCS”) and Karibu Merger Sub, Inc. (“Merger Sub”), pursuant to which Merger Sub merged with and into Akili Interactive Labs, Inc., with Akili Interactive Labs, Inc. surviving the merger as a wholly-owned subsidiary of SCS (the “Merger”). In connection with the Merger, SCS was renamed Akili, Inc. and listed on Nasdaq under the symbol “AKLI”. Akili Interactive Labs, Inc. became a wholly-owned subsidiary of SCS, and SCS was immediately renamed Akili, Inc. upon completion of the Merger (the “Closing”) on August 19, 2022 (the “Closing Date”). Each share of Akili Interactive Labs, Inc. common stock that was issued and outstanding immediately prior to the Closing Date, after giving effect to the conversion of all issued and outstanding shares of Akili Interactive Labs, Inc. preferred stock to Akili Interactive Labs, Inc. common stock, was canceled and converted into the right to receive a number of shares of Common Stock equal to the Conversion Ratio multiplied by the number of shares of Akili Interactive Labs, Inc. common stock. As a condition to the consummation of the Merger, SCS deregistered as an exempted company in the Cayman Islands and domesticated as a corporation incorporated under the laws of the State of Delaware (the “Domestication” and, together with the Merger, the “Business Combination”).

What is “legacy Akili”?

References in this proxy statement to “legacy Akili” refer to Akili Interactive Labs, Inc. prior to the August 19, 2022 closing of the Business Combination.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors (“Board”) currently consists of seven members, four of whom are “independent directors” under applicable Nasdaq rules. In accordance with the terms of our certificate of incorporation and our bylaws, our Board is divided into three classes, with members of each class serving staggered three-year terms provided that directors elected to each class shall serve until such director’s successor is elected and qualified or until such director’s earlier resignation, death or removal. The directors are divided among the three classes as follows:

•	the Class I directors are Mary Hentges and John Spinale, and their terms will expire at the annual meeting of stockholders to be held in 2026;

•	the Class II directors are William “BJ” Jones, Jr. and Christine Lemke, and their terms will expire at the Annual Meeting; and

•	the Class III directors are Matthew Franklin, Adam Gazzaley, M.D., Ph.D., and W. Edward Martucci II, Ph.D., and their terms will expire at the annual meeting of stockholders to be held in 2025.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

Our certificate of incorporation provides that directors may be removed only for cause and then only by the affirmative vote of not less than two-thirds (2/3) of the voting power of the shares then entitled to vote at an election of directors. Furthermore, any vacancy on our Board, however occurring, including a vacancy resulting from an increase in the size of our Board, may only be filled by the affirmative vote of a majority of our remaining directors then in office even if less than a quorum. It is expected that any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

Our Board has nominated William “BJ” Jones, Jr. and Christine Lemke for election as Class II directors at the Annual Meeting, each to serve until the 2027 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier resignation, death or removal. Each of the nominees is presently a director, and each has indicated a willingness to continue to serve as a director, if elected. If for some unforeseen reason a nominee becomes unable or unwilling to serve, however, the proxies may be voted for substitute nominees selected by our Board.

Skills, Experience and Commitment to Diversity

Our priority in selection of members of our Board is identification of members who will further the interests of our stockholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among our Board members, knowledge of our business and understanding of the competitive landscape. Although we have no formal policy regarding board diversity, our Board recognizes the importance and the value of diversity and seeks directors with varying professional backgrounds and other differentiating personal characteristics who combine a broad spectrum of experience and expertise with a reputation for integrity.

Board Diversity Matrix

In accordance with Nasdaq’s board diversity listing standards, the below disclosure includes aggregated statistical information about the members of our Board as voluntarily identified to us by each of our directors.

Board Diversity Matrix (As of February 16, 2024)
Total Number of Directors:	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	5	—	—
Part II: Demographic Background
African American or Black	1	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	4	—	—
Two or More Races or Ethnicities	1	—	—	—
LGBTQ+	1	—

Did Not Disclose Demographic Background	—	—

Nominees for Election as Class II Directors

Biographical information as of February 16, 2024, including principal occupation and business experience during the last five years, for our nominees for election as Class II directors at our Annual Meeting is set forth below.

Class II Directors (Term Expires at Annual Meeting)

William (“BJ”) Jones, Jr., age 60, has served as a member of our Board since August 2022. Mr. Jones has served as Chief Commercial Officer of NewAmsterdam Pharma Company N.V., a publicly traded clinical-stage biopharmaceutical company, since August 2023, where he is responsible for building and leading all commercial functions, including marketing, market access, sales, medical science engagement and commercial operations. From April 2019 to December 2022, he served as Chief Commercial Officer of Biohaven Pharmaceuticals Holding Company Ltd., a publicly traded biopharmaceutical company, where he was responsible for building the company’s commercial capability and launching their first FDA-approved product (Nurtec ODT). Prior to Biohaven, from January 2016 to March 2019, Mr. Jones served as Vice President, Head of Sales and Commercial Operations for the general medicine business unit of Takeda Pharmaceutical Company Limited, a publicly traded pharmaceutical company. Mr. Jones holds a B.S. in human factors engineering from the U.S. Air Force Academy, an M.S. in industrial engineering from Texas A&M University and an MBA from the Stanford University Graduate School of Business. We believe that Mr. Jones is qualified to serve on our Board due to his experience in the pharmaceutical industry.

Christine Lemke, age 47, has served as a member of our Board since August 2022 and as a member of legacy Akili’s board of directors from September 2021 to August 2022. Since March 2012, Ms. Lemke has been employed by Evidation Health, Inc., a real-world health measurement and engagement platform, where she currently serves as Co-Chief Executive Officer and Director. Since February 2016, she has also served as Co-Founder and General Partner of Ensemble Labs, GP, an investor in early-stage health technology companies. Prior to Evidation Health and Ensemble Labs, Ms. Lemke was co-founder and Chief Operating Officer of Sense Networks, Inc., developers of the first machine learning platform for mobile phone activity data. Ms. Lemke holds a B.A. in business from the University of Washington and an MBA from HEC Paris. We believe that Ms. Lemke is qualified to serve on our Board due to her leadership in the digital health and biopharmaceutical commercialization industry.

The proxies will be voted in favor of the director nominees unless a contrary specification is made in the proxy.

Board of Directors Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE ELECTION OF EACH OF WILLIAM “BJ” JONES, JR. AND CHRISTINE LEMKE AS CLASS II DIRECTORS, EACH FOR A THREE-YEAR TERM ENDING AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD IN 2027.

Directors Continuing in Office

Biographical information as of February 16, 2024, including principal occupation and business experience during the last five years, for our directors continuing in office after the Annual Meeting is set forth below.

Class III Directors (Term Expires at 2025 Annual Meeting)

Matthew Franklin, age 50, has served as the Company’s President and Chief Executive Officer and as a member of our Board since October 2023. On January 5, 2024, Mr. Franklin assumed the duties of principal financial officer and principal accounting officer. Previously, he served as our President and Chief Operating Officer from August 2022 to October 2023. Prior to that, Mr. Franklin also served as President and Chief Operating Officer at legacy Akili from June 2022 until August 2022. Prior to joining us, from January 2021 to June 2022, Mr. Franklin served as General Manager of the Precision Oncology business unit at Exact Sciences Corp., a publicly traded molecular diagnostics company. From March 2020 to January 2021, Mr. Franklin served as Chief Commercial Officer of Thrive Earlier Detection Corp., a healthcare company, where he led the go-to-market strategy development for their multi-cancer early detection assay. From August 2018 to January 2020, Mr. Franklin served as Chief Business Officer of ArcherDX Inc., a growth-stage molecular diagnostics company, where he was responsible for establishing and scaling the global sales, customer support, marketing, market access, business development and corporate development teams. From March 2015 to July 2018, Mr. Franklin served as Senior Vice President of Global Marketing and Clinical Product Strategy of Foundation Medicine Inc., a molecular insights company which was acquired by Roche Holdings, Inc. in 2018. Mr. Franklin holds a B.A. in English Literature from Northwestern University and an MBA from the University of Michigan, Ann Arbor. We believe that Mr. Franklin is qualified to serve on our Board due to his experience in the healthcare and medical device industry.

Adam Gazzaley, M.D., Ph.D., age 55, one of Akili’s co-founders, has served as a member of our Board and Chief Science Advisor since August 2022, as a member of legacy Akili’s board of directors from November 2014 to August 2022 and as legacy Akili’s Chief Science Advisor from January 2011 to August 2022. Dr. Gazzaley is the David Dolby Distinguished Professor of Neurology, Physiology and Psychiatry at the University of California, San Francisco (“UCSF”), and the Founder & Executive Director of Neuroscape at UCSF, where he has been employed since July 2005. Additionally, Dr. Gazzaley is co-founder and has served as Chief Scientific Advisor of JAZZ Venture Partners, a venture capital firm focused on technologies that improve human performance, since September 2015. Dr. Gazzaley has also been on the Board of Trustees of the California Academy of Sciences since May 2019, a Science Council Member there since August 2019, and a Science Fellow there since May 2020. From January 2015 to January 2018, he served as a Science Board member of the President’s Council on Fitness, Sports & Nutrition. Dr. Gazzaley holds a B.S. in biochemistry from Binghamton University, and a Ph.D. in neuroscience and an M.D. from Mount Sinai School of Medicine. He completed his postdoctoral fellowship in neuroscience at Mount Sinai School of Medicine and his residency in neurology at the hospital of the University of Pennsylvania. We believe that Dr. Gazzaley is qualified to serve on our Board because of his scientific background, research in neuroscience and experience in the life sciences industry.

W. Edward Martucci II, Ph.D., age 42, one of Akili’s co-founders, has served as Chair of our Board and an advisor to the Company since October 2023, and as a member of our Board since August 2022. From August 2022 to October 2023, he served as our Chief Executive Officer. Dr. Martucci served as Chief Executive Officer and as a member of the board of directors of legacy Akili from August 2015 until August 2022, including as Akili’s employee beginning in September 2017. From June 2009 to September 2017, Dr. Martucci was employed by PureTech Health PLC, a publicly traded biotherapeutics company, where he co-founded Akili in 2011 and served as legacy Akili’s Chief Operating Officer from 2011 until August 2015. Since February 2017, he has served on the board of the Digital Therapeutics Alliance, a digital therapeutics industry advocacy organization. Dr. Martucci holds a B.S. in biochemistry from Providence College and a M.Phil. and Ph.D. in molecular biophysics and biochemistry from Yale University. We believe Dr. Martucci is qualified to serve on our Board due to his knowledge of Akili as co-founder, his scientific background and knowledge of the broader industry.

Class I Directors (Term Expires at 2026 Annual Meeting)

Mary Hentges, age 65, has served as a member of our Board since October 2022. Ms. Hentges served as advising Chief Financial Officer to Noom, Inc., a digital health platform, through KongBasile Consulting between November 2022 and December 2023, and served as Interim Chief Financial Officer for ShotSpotter, a precision policing solutions company, from October 2020 to January 2021. Ms. Hentges previously served as Chief Financial Officer of Yapstone, Inc., a digital payments provider, from 2012 to 2014, Chief Financial Officer of CBS Interactive, an internet media company, from 2010 to 2012, and as Chief Financial Officer of PayPal, Inc., a global digital financial services provider, from 2003 to 2010. Ms. Hentges has served as a director of Upstart Holdings, Inc., a publicly traded artificial intelligence lending marketplace company, since 2019. She is also a Certified Public Accountant (inactive). Ms. Hentges holds a B.S. in Accounting from Arizona State University. We believe that Ms. Hentges is qualified to serve on our Board because of her financial expertise and extensive experience serving as an executive in the technology industry.

John Spinale, age 54, has served as a member of our Board since February 2024, and previously served as a member of legacy Akili’s board of directors from January 2016 to August 2022. Mr. Spinale is a co-founder and has served as a Managing Director at JAZZ Venture Partners, an early stage venture capital firm, since its inception in 2015. Prior to JAZZ Venture Partners, he held senior operating roles in an array of technology companies. He has multiple decades of experience in consumer technology and digital media with a career focused on building, scaling and running high-growth companies of all sizes and stages. Mr. Spinale holds a B.S. in Engineering from Yale University. We believe that Mr. Spinale is qualified to serve on our Board because of his extensive knowledge of Akili, his service as a former member of the board of directors of legacy Akili and his extensive experience in consumer technology and digital media.

There are no material legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries.

Executive Officers Who Are Not Directors

Biographical information as of February 16, 2024 for our executive officers who are not directors is listed below.

Jacqueline Studer, J.D., age 64, has served as our Chief Legal Officer and Secretary since August 2022. Ms. Studer served in the same capacity at legacy Akili from January 2022 to August 2022 and previously served as legacy Akili’s Senior Vice President, General Counsel and Secretary from March 2019 to December 2021. Prior to joining us, from June 2014 to March 2019, Ms. Studer led the legal, compliance and regulatory organizations as Corporate Vice President, General Counsel and Secretary of IDEXX Laboratories Inc., a publicly traded multinational corporation. Ms. Studer has held prior roles leading the legal, privacy and compliance organizations at Blue Health Intelligence, LLC, a healthcare data and analytics company, and at Allscripts Healthcare Solutions, Inc., a publicly traded healthcare information technology company. Earlier in her career, Ms. Studer held various leadership positions at GE Healthcare Inc., a medical technology company and subsidiary of General Electric Company, including as General Counsel of the GE Healthcare IT & Performance Solutions divisions. Ms. Studer began her legal career at Cooley LLP. Ms. Studer holds a B.S. in management from Purdue University and a J.D. from Columbia University School of Law.

There is no arrangement or understanding between any of our executive officers and any other person or persons pursuant to which he or she was or is to be selected as an executive officer.

There are no material legal proceedings to which any of our executive officers is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Independence

Based on business and personal information provided by each director concerning her or his background, employment, and affiliations, including family relationships, our Board determined that each of the current directors on our Board and those that served during the year ended December 31, 2023, except for Matthew Franklin, Adam Gazzaley, and W. Edward Martucci II, qualifies as an “independent director” as defined in Nasdaq listing standards and applicable SEC rules and regulations. Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. Following Mr. Spinale’s appointment to the Board and to the Audit Committee in February 2024, we regained compliance with Nasdaq’s majority “independent directors” rule and audit committee composition rule following the resignation of a prior director in December 2023.

In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making independence determinations, our Board reviewed and discussed information provided by the directors and Akili with regard to each director’s business and personal activities and relationships as they may relate to Akili and its management, including the beneficial ownership of Akili capital stock held by each non-employee director, prior services provided to legacy Akili by Mr. Spinale, including his former role as a member of the legacy Akili board of directors, and any related party transactions involving them.

Role of the Board in Risk Oversight

Management will regularly report on any potential material risks to our Board at its meetings. Management reports regularly to the full Board, which also considers our material risks, with input from our various Board committees. Our Audit Committee also has certain statutory, regulatory, and other responsibilities with respect to oversight of risk assessment and risk management. Specifically, the Audit Committee is responsible for the review and discussion of the Company’s risk assessment and risk management. For example, the Audit Committee may discuss or consider the Company’s major risk exposures, including financial, operational, privacy, security, cybersecurity, competition, legal, regulatory and accounting risk exposures and the steps that the Company’s management has taken to monitor and control such exposures.

Our Board’s other independent committees also oversee risks associated with their respective areas of responsibility. For example, the Compensation Committee considers the risks to our business associated with our compensation policies and practices, with respect to both executive compensation and compensation generally, and our Nominating and Corporate Governance Committee considers risks relating to Board and management succession planning and corporate governance matters.

Board and Committee Meetings

During the fiscal year ended December 31, 2023, our Board met nine times, our Audit Committee met nine times, our Compensation Committee met eight times, and our Nominating and Corporate Governance Committee met two times. Each Board member attended 75% or more of the aggregate number of Board meetings and meetings of the committees on which he or she served during the fiscal year ended December 31, 2023, for which he or she was a director or committee member.

Director Attendance at Annual Meeting of Stockholders

We encourage our directors to attend the Annual Meeting of Stockholders. All then-current members of our Board attended the Company’s 2023 annual meeting of stockholders.

Committees of the Board

Our Board has the authority to appoint committees to perform certain management and administration functions and currently has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The composition and responsibilities of each committee are described below. Members serve on these committees until their resignation, death or removal or until otherwise determined by our Board. The charters for each of these committees, as well as our Code of Ethics and our Corporate Governance Guidelines, are available on the investor relations section of our company website at https://investors.akiliinteractive.com.

Audit Committee

Our Audit Committee consists of Mary Hentges, William “BJ” Jones, Jr., and John Spinale. Our Board has determined that each member of the Audit Committee is independent under the applicable Nasdaq listing rules and Rule 10A-3(b)(1) of the Exchange Act. Mary Hentges is the Chair of the Audit Committee. Our Board has determined that Mary Hentges is an “audit committee financial expert” within the meaning of SEC regulations. Our Board has also determined that each member of the Audit Committee has the requisite financial expertise required under the applicable requirements of Nasdaq. In arriving at this determination, our Board has examined each Audit Committee member’s scope of experience and the nature of their experience reading and understanding financial statements.

The primary purpose of the Audit Committee is to discharge the responsibilities of our Board with respect to accounting, financial, and other reporting and internal control practices and to oversee the independent registered accounting firm.

Specific responsibilities of the Audit Committee include:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit the financial statements of the company;

•	helping to ensure the independence and performance of the independent registered public accounting firm;

•

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, the annual audited financial statements and quarterly financial statements of the company;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing and discussing policies on risk assessment and risk management;

•

discussing or considering the Company’s major risk exposures such as financial, operational, privacy, security, cybersecurity, competition, legal, regulatory, hedging and accounting and the steps that the Company’s management has taken to monitor and control such exposures;

•	reviewing related party transactions;

•

obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes the internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•	approving (or, as permitted, pre-approving) all audit and all permissible non-audit service to be performed by the independent registered public accounting firm.

Compensation Committee

Our Compensation Committee consists of Mary Hentges and Christine Lemke. Christine Lemke is the Chair of the Compensation Committee. Our Board has determined that each member of the Compensation Committee is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. Our Board has determined that each member of the Compensation Committee is independent under the applicable Nasdaq listing rules. The primary purpose of the Compensation Committee is to discharge the responsibilities of the Board to oversee the Company’s compensation structure, policies and programs and to review the processes and procedures for the consideration and determination of director and executive compensation.

Specific responsibilities of the Compensation Committee include:

•	recommending to the Board goals and objectives, non-equity compensation, and equity grants of all senior officers;

•	recommending to the Board goals and objectives, non-equity compensation, and equity grants for the Chief Executive Officer;

•	recommending to the Board non-equity compensation and equity grants for the directors and the Chair;

•	reviewing and discussing with the Board corporate succession plans for the CEO and key officers;

•	reviewing and discussing with management its talent development and related initiatives;

•	assisting the Board with its oversight of the Company’s strategies, programs, and initiatives related to employee health, safety, and well-being, engagement, pay equity, and diversity and inclusion;

•	selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the Compensation Committee’s compensation advisors;

•

reviewing and recommending to the Board employment agreements, severance arrangements and change-of-control agreements or provisions for executive officers and other senior management, as appropriate; and

•	reviewing the policies relating to compensation and benefits of employees.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of William “BJ” Jones, Jr., who is the Chair of the Nominating and Corporate Governance Committee. Our Board has determined that he is independent under applicable Nasdaq listing rules.

Specific responsibilities of our Nominating and Corporate Governance Committee include:

•	recommending to the Board for its approval criteria for Board and committee membership;

•	establishing a process for identifying and evaluating board of director candidates, including nominees recommended by stockholders;

•	identifying individuals qualified to become Board members;

•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;

•	developing and recommending to the Board corporate governance guidelines and periodically reviewing those guidelines and the code of conduct and business ethics and recommending any changes; and

•	overseeing a periodic evaluation of the Board and its committees.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. We will provide a copy of our Code of Ethics without charge to any person upon written request made to Akili, Inc., 71 Commercial Street, Mailbox 312, Boston, MA 02109, Attention: Corporate Secretary. The Code of Ethics is available on the investor relations section of our company website at https://investors.akiliinteractive.com. We intend to disclose any amendments to the Code of Ethics, or any waivers of its requirements, on our website to the extent required by the applicable rules and exchange requirements.

Director Nomination Process

Our Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to serve as directors on our Board and as members of our Board committees, consistent with criteria approved by our Board, and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.

The policies and procedures followed by our Nominating and Corporate Governance Committee, such as those in our Corporate Governance Guidelines and Nominating and Corporate Governance Committee Charter, to identify and evaluate director candidates may include soliciting recommendations from any or all of the following sources: non-management directors, the Chief Executive Officer, other executive officers, third-party search firms or any other source it deems appropriate. If our Nominating and Corporate Governance Committee decides that an additional or replacement director is required, it may do whatever it considers appropriate to evaluate a director candidate, including interviewing the candidate (and, if applicable, the securityholder(s) recommending the candidate), engaging an outside search firm to gather additional information, and relying on the knowledge of the members of the Nominating and Corporate Governance Committee, other directors and management. Our Nominating and Corporate Governance Committee requires the following qualifications to be satisfied by any nominee for a position on our Board:

•	high standards of personal and professional ethics and integrity;

•	proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

•	skills that are complementary to those of members of the existing Board;

•	the ability to assist and support management and make significant contributions to the Company’s success; and

•	an understanding of the fiduciary responsibilities required of a director and a commitment to devote the time and energy necessary to perform those responsibilities.

The Nominating and Corporate Governance Committee may also consider factors such as character, integrity, judgment, diversity, independence, skills, education, expertise, business acumen, business experience, length of service, understanding of the Company’s business and industry, conflicts of interest, and other commitments. The Nominating and Corporate Governance Committee evaluates these factors, among any other factors it considers appropriate, and need not assign any particular weight or priority to any one factor. Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates. As provided in and further detailed in our bylaws, any such proposals shall be submitted in writing to and received by our Corporate Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the previous year’s annual meeting of stockholders (unless the Annual Meeting date is convened more than 30 days before or more than 60 days after such anniversary date, or if no Annual Meeting were held in the preceding year, notice by the stockholder to be timely must be received not later than the close of business on the later of the 90th day prior to the scheduled Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made). In addition, notice is required to satisfy other requirements set forth in our bylaws, including but not limited to, the inclusion of appropriate biographical and background material to allow the Nominating and Corporate Governance Committee to properly evaluate the potential director candidate. Stockholder proposals should be addressed to Akili, Inc., 71 Commercial Street,

Mailbox 312, Boston, MA 02109, Attention: Corporate Secretary. Assuming that such proposal has been provided in accordance with all applicable requirements and the requirements in our bylaws, the Nominating and Corporate Governance Committee will consider such candidates in the same manner as candidates recommended to the Nominating and Corporate Governance Committee from other sources. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting of stockholders.

Board Leadership Structure

Separation of Chair and Chief Executive Officer

Our Corporate Governance Guidelines state that the Board shall fill the positions of Chair and CEO based upon its view of what is in the best interests of the Company. The Chair and CEO may but need not be the same person.

Since October 5, 2023, Dr. Martucci, our co-founder and former Chief Executive Officer, has served as the Company’s Chair of the Board, and Mr. Franklin has served as a member of the Board and as the Company’s President and Chief Executive Officer. The Board may, however, make changes to its leadership structure in the future as it deems appropriate.

Executive Sessions of the Board

As stated in our Corporate Governance Guidelines, the non-management directors meet at regularly scheduled executive sessions without management participation. Additionally, as required under applicable Nasdaq listing standards, and as stated in our Corporate Governance Guidelines, the independent directors will meet at least once each year in executive sessions at which only independent directors are present.

Anti-Hedging and Anti-Pledging Policy

Our insider trading policy, which is applicable to all directors, officers, employees, designated consultants and anyone else so designated by the Company’s compliance officer as an insider (collectively, the “designated insiders”), contains special trading procedures that prohibit such designated insiders from certain hedging and pledging activities related to our securities. The policy prohibits those designated insiders and their affiliated persons (as defined in the insider trading policy) from engaging in any purchases or sales of puts, calls, other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership of any of the Company’s securities or an opportunity, direct or indirect, to profit from any change in the value of the Company’s securities or engage in any other hedging transaction with respect to the Company’s securities. In addition, such designated insiders are prohibited from using the Company’s securities to engage in any short sales or as collateral in a margin account, and may not pledge Company securities as collateral for a loan (or modify an existing pledge) unless a waiver for such transaction has been approved by the Company’s compliance officer and any such waiver shall be reported to the Audit Committee of the Board.

Director Orientation and Continuing Education

Our management team oversees the orientation process for new members of our Board to ensure that they are familiar with the Company’s operations, financial matters, corporate governance practices and other key policies and practices through the preparation and review of background material and management meetings as appropriate. In addition, our management team seeks to identify and encourage training and continuing education opportunities for all directors in order to improve both our Board and its committees’ performance.

Communications with Directors

A stockholder or other interested party who wishes to communicate directly with the Board, a committee of the Board, the non-management or independent directors as a group, or with the Chair or any other individual director, regarding matters related to the Company should send the communication to:

Board or Chair, individual director, committee or group of directors

Akili, Inc.

Attn: Corporate Secretary

71 Commercial Street, Mailbox 312

Boston, MA 02109

We will forward all stockholder and other interested party correspondence about the Company to the Board, a committee of the Board, the non-management or independent directors as a group, or the Chair or any other individual director, as appropriate. Please note that we will not forward communications that are spam, junk mail or mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements.

DIRECTOR COMPENSATION

Non-Employee Director Compensation Policy

The Board adopted our non-employee director compensation policy described below, effective upon the August 2022 closing of the Business Combination, which policy is designed to align director compensation with our business objectives and the creation of stockholder value, while providing a total compensation package that enables Akili to attract and retain, on a long-term basis, high-caliber directors who are not employees or officers of the Company or its subsidiaries (“Outside Directors”).

On August 2, 2023, the Board approved an amendment to our non-employee director compensation policy to (i) provide that, starting with the Company’s 2024 Annual Meeting, any annual equity award granted to a new Outside Director as of the date of the Company’s annual meeting of stockholders who was not a director as of the date of the Company’s prior annual meeting of stockholders shall be prorated based on the number of days of service on the Board as of the grant date of such first annual equity award and (ii) provide that, effective as of May 3, 2023, Outside Directors, including any Outside Directors who receive compensation for other services to the Company, would be eligible to receive cash and equity compensation under our non-employee director compensation policy.

Under the policy, as amended, our Outside Directors are eligible to receive cash retainers (paid monthly in arrears and prorated based on the number of actual days served by the director during such calendar month) and equity grants as set forth below:

Annual Retainers for Board Membership
Annual Retainer for Service on the Board	$40,000
Additional Retainer for Annual Service as Non-executive Chair	$40,000
Additional Annual Retainers for Committee Membership
Audit Committee Chair	$20,000
Audit Committee Member (other than chair)	$10,000
Compensation Committee Chair	$15,000
Compensation Committee Member (other than chair)	$7,500
Nominating and Corporate Governance Committee Chair	$10,000
Nominating and Corporate Governance Committee Member (other than chair)	$5,000

In addition, our policy provides that, upon initial election or appointment to our Board, each new Outside Director will be granted a one-time grant (the “Initial Award”) of non-statutory stock options to purchase shares of our common stock. The amount of the Initial Award will be determined as the lesser of (x) stock options with a value of $240,000 and (y) stock options to purchase 44,000 shares. The Initial Award will vest in substantially equal annual installments over three years, subject to the Outside Director’s continued services to the Company. On the date of each annual meeting of stockholders of the Company, each continuing Outside Director will receive an annual stock option award (the “Annual Award”). The amount of the Annual Award will be determined as the lesser of (x) stock options with a value of $120,000 and (y) stock options to purchase 22,000 shares, provided that starting with the 2024 Annual Meeting, such Annual Award to the extent granted to a new Outside Director who was not an Outside Director as of the prior annual meeting shall be prorated based on the number of days of service on the Board as an Outside Director as of the grant date of such Annual Award. The Annual Award shall vest in full upon the earlier of (i) the first anniversary of the date of grant or (ii) the date of the next annual meeting of stockholders, subject to the Outside Director’s continued services as a director to the Company. All outstanding Initial Awards and Annual Awards held by Outside Directors shall become fully vested and exercisable upon a sale of the Company or upon such director’s death or disability.

The aggregate amount of compensation, including both equity compensation and cash compensation, paid by the Company to any Outside Director for service as an Outside Director in a calendar year period will not exceed $1,000,000 in the first calendar year such individual becomes an Outside Director and $750,000 in any other calendar year.

The Company will reimburse all reasonable travel and out-of-pocket expenses incurred by directors for their attendance at meetings of our Board or any committee thereof.

Employee directors will receive no additional compensation for their service as a director.

2023 Director Compensation Table

The following table presents the total compensation for each person who served as a non-employee member of the Board during the year ended December 31, 2023.

Mr. Franklin, our President and Chief Executive Officer and a director on our Board since October 5, 2023, did not receive any additional compensation from us for his services as a member of our Board. The compensation received by Mr. Franklin as an NEO is set forth below in “Executive Compensation—2023 Summary Compensation Table.”

Dr. Martucci served as our Chief Executive Officer and a director on our Board until October 5, 2023 during which time Dr. Martucci did not receive any additional compensation from us for his services as a member of our Board. Effective October 5, 2023, Dr. Martucci transitioned to his current role as Chair of the Board and an advisor to the Company and upon that transition, Dr. Martucci became an “Outside Director” under our non-employee director compensation policy and therefore became eligible to receive compensation from us for his services as Chair, as a member of our Board and as an advisor to the Company. All of Dr. Martucci’s compensation in 2023 (including, without limitation, his director compensation for the period from October 5, 2023 through December 31, 2023) is set forth below in “Executive Compensation—2023 Summary Compensation Table.”

Because Mr. Spinale did not serve as a non-employee member of the Board during the fiscal year ended December 31, 2023, he is not included in the below 2023 director compensation table. Mr. Spinale’s beneficial ownership of any Company equity securities is included in the table set forth further below in “Security Ownership of Certain Beneficial Owners and Management” as of such date noted in that table.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Kenneth Ehlert(2)	50,417	19,252	—	69,669
Adam Gazzaley(3)	26,452	—	100,000	126,452
Mary Hentges(4)	67,500	19,252	—	86,752
William (“BJ”) Jones, Jr.(5)	58,627	19,252	—	77,879
Christine Lemke(6)	55,000	19,252	—	74,252
Chamath Palihapitiya(7)	75,618	19,252	—	94,870

(1)

The amounts reported represent the aggregate grant date fair value of the stock option awards granted to Akili’s directors during 2023, calculated in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures related to service-based vesting. A discussion of the assumptions used in determining grant date fair value may be found in Note 12 to Akili’s financial statements for the year ended December 31, 2023, as filed with the SEC on February 29, 2024 as part of the Company’s Annual Report on Form 10-K. The amounts reported in this column reflect the accounting cost for these stock option awards and do not correspond to the actual economic value that may be received by such directors upon the exercise of the stock option awards or any sale of the underlying shares.

(2)	Mr. Ehlert resigned from our Board effective December 19, 2023. As of December 31, 2023, Mr. Ehlert held options to purchase an aggregate of 40,295 shares of Akili’s common stock.
(3)

Dr. Gazzaley has entered into an advisor agreement with Akili, pursuant to which he is entitled to receive a consulting fee of $8,333.33 per month for certain services provided to us. The amount reported in the “All Other Compensation” column reflects the advisor fees Dr. Gazzaley earned in 2023. For more information, see “Certain Relationships and Related Person Transactions—Akili, Inc.” As of December 31, 2023, Dr. Gazzaley held options to purchase an aggregate of 86,337 shares of Akili’s common stock.

(4)	As of December 31, 2023, Ms. Hentges held options to purchase an aggregate of 66,000 shares of Akili’s common stock.
(5)	As of December 31, 2023, Mr. Jones held options to purchase an aggregate of 66,000 shares of Akili’s common stock.
(6)	As of December 31, 2023, Ms. Lemke held options to purchase an aggregate of 102,583 shares of Akili’s common stock.
(7)	Mr. Palihapitiya resigned from our Board effective October 4, 2023. As of December 31, 2023, Mr. Palihapitiya did not hold any options to purchase shares of Akili’s common stock.

EXECUTIVE COMPENSATION

As an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act, which for us require compensation disclosure for all individuals who serve as our principal executive officer during the fiscal year ended December 31, 2023 and for our two most highly compensated executive officers other than the principal executive officer who were serving as executive officers as of December 31, 2023.

Overview

This section discusses the material components of the executive compensation program offered to our executive officers who are our “named executive officers” for 2023, which consisted of our former Chief Executive Officer, our current President and Chief Executive Officer and our two most highly compensated executive officers during 2023, other than our current and former Chief Executive Officer.

Effective October 5, 2023, the Board approved a leadership transition of W. Edward Martucci II, Ph.D., one of the Company’s co-founders, from Chief Executive Officer of the Company to Chair of the Board and an advisor to the Company, and the appointment of Matthew Franklin, the Company’s President and Chief Operating Officer, to President and Chief Executive Officer and member of the Board, each effective as of October 5, 2023.

Such named executive officers for this proxy statement consist of the following persons, referred to as our “NEOs”:

•	W. Edward Martucci II, our former Chief Executive Officer and current Chair of our Board;

•	Matthew Franklin, our President and Chief Executive Officer and a member of our Board;

•	Jacqueline Studer, our Chief Legal Officer; and

•	Santosh Shanbhag, our former Chief Financial Officer.

Our Compensation Committee is responsible for making recommendations regarding the executive compensation programs for our executive officers to our Board for the Board’s review and approval of such programs. Until October 5, 2023, Dr. Martucci and Mr. Franklin, and since October 5, 2023, Mr. Franklin, typically would each meet with our Compensation Committee to review performance of the respective executive officers that report to them and typically attend Compensation Committee meetings. Our Compensation Committee reviews market data, including various compensation survey data and publicly-available data of our peers provided by its independent compensation consultant at Aon Consulting, Inc. (“Aon”), and makes decisions as to the target total direct compensation for each executive officer, as well as each individual compensation element. Our Compensation Committee then makes recommendations to the Board regarding base salary and short-term and long-term compensation, including equity incentives, for our executive officers based on our results, an executive officer’s individual contribution toward these results, the executive officer’s role and performance of his or her duties and his or her achievement of individual goals. While certain members of the Company’s executive team typically attend meetings of the Compensation Committee, the Compensation Committee meets outside the presence of such executive team members when discussing and approving their compensation and when discussing certain other matters as well, as appropriate.

Our Compensation Committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our executive compensation programs and related policies. In fiscal year 2022 and again in fiscal year 2023, the Board and the Compensation Committee retained Aon, a national compensation consulting firm, to provide it with market information, analysis and other advice relating to executive compensation on an ongoing basis. The Board and the Compensation Committee engaged Aon to, among other things, assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as to assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers, individually as well as in the aggregate, is competitive and fair. Our Compensation Committee does not believe the retention of, and the work performed by, Aon creates any conflict of interest.

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt in the future could vary significantly from our historical practices and currently planned programs summarized in this discussion.

2023 Summary Compensation Table

The following table shows the total compensation awarded to, earned by or paid to our NEOs for services rendered to us in all capacities during the fiscal years ended December 31, 2023 and 2022, respectively. The following table also includes compensation for services provided by our NEOs to legacy Akili in fiscal year 2022, prior to the Business Combination.

Name and Principal Position	Year	Salary ($)	Bonus ($)(4)		Stock Awards ($)(6)	Option Awards ($)(7)	Non-Equity Incentive Plan Compensation ($)(8)	All Other Compensation ($)(9)	Total ($)
W. Edward Martucci II(1)	2023	420,962	167,600		93,600	439,831	—	170,537	1,292,530
Chair of Board and Former Chief Executive Officer	2022	455,192	—		4,724,206	895,879	188,492	10,675	6,274,444
Matthew Franklin(2)	2023	472,083	155,500		68,640	675,601	—	11,550	1,383,374
President and Chief Executive Officer	2022	238,846	175,000	(5)	1,065,067	1,798,867	85,985	6,563	3,370,328
Jacqueline Studer	2023	432,600	115,400		73,140	240,375	—	11,550	873,065
Chief Legal Officer	2022	394,718	—		512,534	376,570	107,310	10,675	1,401,807
Santosh Shanbhag(3)	2023	422,300	—		60,660	196,452	—	11,550	690,962
Former Chief Financial Officer	2022	372,077	—		471,554	242,621	101,565	10,675	1,198,492

(1)

Effective October 5, 2023, Dr. Martucci transitioned from Chief Executive Officer of the Company to Chair of the Board and an advisor to the Company. The amount reported for his salary in 2023 reflects the salary earned for his partial year of employment in 2023. The amount reported in the “All Other Compensation” column for 2023 includes (i) $134,318 in 2023 under Dr. Martucci’s advisor agreement with the Company, which agreement became effective as of October 5, 2023, (ii) $11,550 contributed by Akili to Dr. Martucci’s account in Akili’s 401(k) plan, (iii) $5,529 paid out for accrued paid time off in connection with Dr. Martucci’s transition from Chief Executive Officer and an employee of the Company to Chair of the Board and an advisor to the Company and (iv) $19,140 in director fees earned for his services on the Board following October 5, 2023.

(2)

Mr. Franklin joined legacy Akili in June 2022 as President and Chief Operating Officer. Amounts reported for his salary in 2022 reflect salary earned following his commencement of employment with us, and his non-equity incentive plan compensation has been pro-rated to reflect his partial year of employment in 2022. Effective October 5, 2023, Mr. Franklin was appointed as the Company’s President and Chief Executive Officer and as a member of the Board, and amounts reported for his salary in 2023 reflect salary and bonus figures that have been adjusted and pro-rated to reflect the increase in Mr. Franklin’s respective salary and target bonus percentages as a result of his October 2023 CEO appointment.

(3)	On January 3, 2024, Santosh Shanbhag submitted his resignation as our Chief Financial Officer, effective as of January 12, 2024.
(4)

The amounts reported for Dr. Martucci, Mr. Franklin, and Ms. Studer for 2023 reflect discretionary cash bonuses approved by the Board for their respective contributions to the Company in 2023, as described below.

(5)	The amount reported represents a one-time bonus in connection with the start of Mr. Franklin’s employment with us during the fiscal year ended December 31, 2022.
(6)

The amounts reported represent the aggregate grant date fair value of restricted stock unit awards granted to our named executive officers during the fiscal years ended December 31, 2022 and December 31, 2023, computed in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures related to service-based vesting. In addition, for Dr. Martucci, the aggregate grant date fair value for the fiscal year ended December 31, 2022 includes the full grant date fair value of performance-based restricted stock units granted to Dr. Martucci on November 2, 2022 and does not reflect his October 5, 2023 forfeiture of 75% (2,241,624 units) of such award. A discussion of the assumptions used in determining grant date fair value may be found in Note 12 to Akili’s financial statements for the year ended December 31, 2023, as filed with the SEC on February 29, 2024 as part of the Company’s Annual Report on Form 10-K. These amounts do not correspond to the actual value that may be recognized by the named executive officers upon vesting of the applicable award or sale of the underlying shares of stock.

(7)

The amounts reported represent the aggregate grant date fair value of stock option awards granted to our named executive officers during the fiscal years ended December 31, 2022 and December 31, 2023, computed in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures related to service-based vesting. A discussion of the assumptions used in determining grant date fair value may be found in Note 12 to Akili’s financial statements for the year ended December 31, 2023, as filed with the SEC on February 29, 2024 as part of the Company’s Annual Report on Form 10-K. These amounts do not correspond to the actual value that may be recognized by the named executive officers upon exercise of the applicable award or sale of the underlying shares of stock.

(8)	The amounts in the “Non-Equity Incentive Plan Compensation” column for 2022 reflect the actual payout of the 2022 cash bonuses.
(9)

The amounts reported in the “All Other Compensation” column for Mr. Franklin, Ms. Studer, and Mr. Shanbhag represent matching contributions contributed by Akili to each such NEO’s account in Akili’s 401(k) plan.

Narrative Disclosure to Summary Compensation Table

Base Salaries

Our named executive officers each receive a base salary to compensate them for services rendered to Akili. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the NEO’s skill set, experience, role and responsibilities. Base salaries may be adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. The annual base salary for each of our NEOs as of December 31, 2023 is specified below:

Name	Base Salary
W. Edward Martucci II(1)	—
Matthew Franklin(2)	$550,000
Jacqueline Studer(3)	$436,800
Santosh Shanbhag(4)	$426,400

(1)

Dr. Martucci’s base salary was $550,000 during his employment in 2023. On October 5, 2023, Dr. Martucci transitioned from Chief Executive Officer of the Company to Chair of the Board and an advisor to the Company. Following such transition, Dr. Martucci no longer received a base salary, but began receiving Board fees in accordance with the non-employee director compensation policy as described above in “Director Compensation—Non-Employee Director Compensation Policy” and advisor fees pursuant to his Advisor Agreement with the Company, which became effective as of October 5, 2023.

(2)	Mr. Franklin’s base salary was increased from $450,000 to $550,000 effective October 5, 2023 in connection with his appointment as Chief Executive Officer of the Company.
(3)	Ms. Studer’s base salary was increased from $420,000 to $436,800, effective April 1, 2023.

(4)	Mr. Shanbhag’s base salary was increased from $410,000 to $426,400, effective April 1, 2023. Mr. Shanbhag resigned from his role as CFO, effective January 12, 2024.

Cash Bonuses

For the fiscal year ended December 31, 2023, each of the named executive officers was eligible to earn a discretionary annual cash bonus determined by the Board of Akili in its sole discretion following the Board’s review of a recommendation from the Compensation Committee, based on the Company’s FY2023 achievements in repositioning to accelerate product revenue, improve gross margins and extend cash runway. The target annual bonus for each of our NEOs for the fiscal year ended December 31, 2023 was equal to the pro rata percentage of the NEO’s respective annual base salary specified below as adjusted for any changes in such percentages during the fiscal year ended December 31, 2023:

Name	Target Bonus Percentage	Actual Payout(4)
W. Edward Martucci II(1)	60%	$167,600
Matthew Franklin(2)	60%	$155,500
Jacqueline Studer	40%	$115,400
Santosh Shanbhag(3)	40%	$0

(1)

Dr. Martucci transitioned from Chief Executive Officer of the Company to Chair of the Board and an advisor to the Company. The Board approved a discretionary cash bonus for Dr. Martucci’s contributions to the Company in 2023.

(2)	Mr. Franklin’s target annual bonus percentage for fiscal year 2023 was increased from 45% to 60%, effective October 5, 2023, in connection with his appointment as the Company’s CEO.
(3)	Mr. Shanbhag resigned from his employment, effective January 12, 2024 and will not receive a cash bonus for the fiscal year ended December 31, 2023.
(4)	The Company expects to pay out the discretionary cash bonuses for fiscal year 2023 to the NEOs, other than Mr. Shanbhag, in the first half of March 2024.

Equity-Based Compensation

We believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants promote executive retention because they incentivize executive officers to remain in our employment during the vesting period. Accordingly, our Compensation Committee and our Board periodically review and approve the equity incentive compensation of our named executive officers.

In connection with the consummation of the Business Combination, we adopted the 2022 Stock Option and Incentive Plan, under which we grant equity incentive awards to employees, directors and independent contractors in order to attract, motivate and retain the talent for which we compete. We also previously adopted the 2022 Employee Stock Purchase Plan (the “2022 ESPP”) under which we may provide our and our subsidiary’s eligible employees with opportunities to purchase shares of our Common Stock, however as of the date of this filing we have not yet utilized or issued any shares under the 2022 ESPP.

In 2023, we granted time-based restricted stock units and stock options to our named executive officers, as set forth in the “Outstanding Equity Awards” table below.

401(k) Plan

We maintain a retirement savings plan, or 401(k) plan, that is intended to qualify for favorable tax treatment under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and contains a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the Code. U.S. employees are generally eligible to participate in the 401(k) plan, subject to certain criteria. Participants may make pre-tax and certain after-tax (Roth) salary deferral contributions to the plan from their eligible earnings up to the statutorily prescribed annual limit under the Code. Participants who are 50 years of age or older may contribute additional amounts based on the statutory limits for catch-up contributions. Participant contributions are held in trust as required by law. We provided matching contributions under the 401(k) plan, and provided such contributions during both the 2022 and 2023 fiscal years.

Outstanding Equity Awards at 2023 Fiscal Year End

The following table presents information regarding all outstanding equity awards held by each of our NEOs as of December 31, 2023:

	Vesting Commencement Date (“VCD”)	Option Awards						Stock Awards				Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name		Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
W. Edward Martucci II, Ph.D.	4/3/2015	86,651	(1)(3)	—		2.07	8/26/2025
	5/6/2016	318,349	(1)(4)	—		2.14	5/20/2026
	4/2/2019	721,585	(1)(5)	—		3.83	10/2/2028
	3/15/2020	17,267	(1)(6)	—		3.83	5/21/2030
	11/18/2020	5,754	(1)(7)	—		3.83	5/21/2030
	6/25/2021	460,959	(1)(8)	252,778	(1)(8)	3.83	9/29/2031
	1/19/2022	10,145	(1)(9)	215	(1)(9)	10.06	1/26/2032
	11/2/2022	147,665	(2)(10)	295,330	(2)(10)	2.30	11/2/2032
	11/2/2022							72,731	(2)(11)	35,427	(12)
	11/2/2022											747,208	(2)(13)	363,965	(12)
	3/10/2023	43,750	(2)(14)	306,250	(2)(14)	1.56	3/10/2033
	3/10/2023							52,500	(2)(15)	25,573	(12)
Matthew Franklin	11/2/2022	432,548	(2)(16)	540,686	(2)(16)	2.30	11/2/2032
	11/2/2022											711,626	(2)(13)	346,633	(12)
	3/10/2023	25,000	(2)(14)	175,000	(2)(14)	1.56	3/10/2033
	3/10/2023							38,500	(2)(15)	18,753	(12)
	10/12/2023	0		1,057,180	(2)(17)	0.48	10/12/2033
Jacqueline Studer	3/15/2020	17,267	(1)(6)	—		3.83	5/21/2030
	3/26/2020	230,237	(1)(18)	—		3.83	6/12/2029
	11/18/2020	5,755	(1)(7)	—		3.83	5/21/2030
	6/25/2021	78,064	(1)(8)	42,810	(1)(8)	3.83	9/29/2031
	1/19/2022	12,399	(1)(9)	264	(1)(9)	10.06	1/26/2032
	11/2/2022	50,909	(2)(10)	101,820	(2)(10)	2.30	11/2/2032
	11/2/2022							25,075	(2)(11)	12,214	(12)
	11/2/2022											284,650	(2)(13)	138,653	(12)
	3/10/2023	14,625	(2)(14)	102,375	(2)(14)	1.56	3/10/2033
	3/10/2023							25,375	(2)(15)	12,360	(12)
	12/7/2023	0	(2)(19)	280,500	(2)(19)	0.40	12/7/2033
	12/7/2023							69,750	(2)(20)	33,975	(12)

	Vesting Commencement Date (“VCD”)	Option Awards						Stock Awards				Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name		Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Santosh Shanbhag	3/12/2020	349,386	(1)(6)	—		3.83	6/12/2029
	3/15/2020	17,267	(1)(6)	—		3.83	5/21/2030
	11/18/2020	5,755	(1)(7)	—		3.83	5/21/2030
	6/25/2021	70,629	(1)(8)	38,733	(1)(8)	3.83	9/29/2031
	1/19/2022	12,399	(1)(9)	264	(1)(9)	10.06	1/26/2032
	11/2/2022	26,793	(2)(10)	53,588	(2)(10)	2.30	11/2/2032
	11/2/2022							13,197	(2)(11)	6,428	(12)
	11/2/2022											284,650	(2)(13)	138,653	(12)
	3/10/2023	10,375	(2)(14)	72,625	(2)(14)	1.56	3/10/2033
	3/10/2023							18,375	(2)(15)	8,950	(12)
	12/7/2023	0	(2)(19)	280,500	(2)(19)	0.40	12/7/2033
	12/7/2023							69,750	(2)(20)	33,975	(12)

(1)	Each equity award was granted under Akili’s Amended and Restated 2011 Stock Incentive Plan (the “2011 Plan”).
(2)	Each equity award was granted under Akili’s 2022 Stock Option and Incentive Plan (the “2022 Plan”).
(3)

Represents an option to purchase shares of common stock granted on April 3, 2015. The shares underlying this option vested as follows: 50% of the shares vested on the vesting commencement date (the “VCD”) and 16.67% vested on each 12-month anniversary of the VCD, subject to continued service through the applicable vesting date.

(4)

Represents an option to purchase shares of common stock granted on May 6, 2016. The shares underlying this option vest as follows: 28.6% of the shares vested on the VCD and 8.925% vests at the end of each 6-month period, subject to continued service through the applicable vesting date.

(5)

Represents an option to purchase shares of common stock granted on April 2, 2019. The shares underlying this option vest as follows: 12.5% of the shares vested on the VCD and 12.5% vested at the end of each 6-month period, subject to continued service through the applicable vesting date.

(6)

Represents an option to purchase shares of common stock granted on March 15, 2020. The shares underlying this option vest as follows: 25% of the shares vested on the VCD and 12.5% vests at the end of each 6-month period, subject to continued service through the applicable vesting date.

(7)

Represents an option to purchase shares of common stock granted on November 18, 2020. The shares underlying this option vest as follows: 16.67% of the shares vested on the VCD and 16.67% vests at the end of each 6-month period, subject to continued service through the applicable vesting date.

(8)

Represents an option to purchase shares of common stock granted on June 25, 2021. The shares underlying this option vest and become exercisable in 48 equal monthly installments over four years, subject to continued service through the applicable vesting date.

(9)

Represents an option to purchase shares of common stock granted on January 26, 2022. The shares underlying this option vest as follows: 50% immediately and 1/48 monthly thereafter, subject to continued service through the applicable vesting date.

(10)

Represents an option to purchase shares of common stock granted on November 2, 2022. The shares underlying this option vest as follows: 16.67% at the end of each 6-month period, subject to continued service through the applicable vesting date.

(11)

Represents service based restricted stock units granted on November 2, 2022. The shares underlying this award vest as follows: 16.67% at the end of each 6-month period, subject to continued service through the applicable vesting date.

(12)	The market value is based upon the closing price of the Company’s stock on the Nasdaq Capital Market on December 29, 2023, the last business day of the fiscal year.
(13)

Represents performance-based restricted stock units granted on November 2, 2022, and for Dr. Martucci only, the figure reflects Dr. Martucci’s October 5, 2023 forfeiture of 75% (2,241,624 units) of such award. The shares underlying this award vest as follows: 1/3 will vest based on Akili stock price reaching $15 for 20 out of 30 consecutive trading days; 1/3 will vest based on Akili stock price reaching $20 for 20 out of 30 consecutive trading days; vest based on Akili’s stock price reaching $30 for 20 out of 30 consecutive trading days, subject to continued service through the applicable vesting date.

(14)

Represents an option to purchase shares of common stock granted on March 10, 2023. The shares underlying this option vest as follows: 12.5% at the end of each 6-month period, subject to continued service through the applicable vesting date.

(15)

Represents service based restricted stock units granted on March 10, 2023. The shares underlying this award vest as follows: 12.5% at the end of each 6-month period, subject to continued service through the applicable vesting date.

(16)

Represents an option to purchase shares of common stock granted on November 2, 2022. The shares underlying this option vest as follows: 11.11% at grant, 22.22% at June 21, 2023 + 11.11% every 6 months thereafter, subject to continued service through the applicable vesting date.

(17)

Represents an option to purchase shares of common stock granted on October 12, 2023. The shares underlying this option vest as follows: 12.5% at the end of each 6-month period, subject to continued service through the applicable vesting date.

(18)

Represents an option to purchase shares of common stock granted on March 26, 2020. The shares underlying this option vest as follows: 25% of the shares vested on the VCD and 12.5% vests at the end of each 6-month period, subject to continued service through the applicable vesting date.

(19)

Represents an option to purchase shares of common stock granted on December 7, 2023. The shares underlying this option vest as follows: 25% at the end of each 6-month period, subject to continued service through the applicable vesting date.

(20)

Represents service based restricted stock units granted on December 7, 2023. The shares underlying this award vest as follows: 25% at the end of each 6-month period, subject to continued service through the applicable vesting date.

Named Executive Officer Employment, Severance, and Change in Control Arrangements

Legacy Akili previously entered into offer letters with each of our NEOs, with Dr. Martucci in September 2017, with Ms. Studer in February 2019, with Mr. Shanbhag in February 2019, and with Mr. Franklin in April 2022. Each offer letter provides for “at-will” employment and eligibility to participate in our benefit plans generally. In connection with and following our Business Combination, we adopted the Amended Severance Plan (as defined below), which replaces the severance provisions in each NEO’s offer letter, if any, to the extent permissible under applicable law and which plan is further described below.

W. Edward Martucci II. We entered into an employment offer letter with Dr. Martucci, our Chief Executive Officer, on September 19, 2017. The employment offer letter established the terms of his employment with us, such as his title, salary, bonus, and eligibility for benefits. As noted above, effective October 5, 2023, Dr. Martucci transitioned from Chief Executive Officer of the Company to Chair of the Board. Dr. Martucci also agreed to assist the Company in an advisory capacity for one year from the transition date under the terms of an advisor agreement entered into with the Company and effective on October 5, 2023 (the “Advisor Agreement”). Pursuant to the Advisor Agreement, Dr. Martucci received a monthly fee of $46,785 per month in exchange for approximately 40 hours of mutually agreed services per week through December 31, 2023 and is eligible to receive $500 per hour for mutually agreed services beginning January 1, 2024 through October 5, 2024. As part of the Advisor Agreement, and notwithstanding his continued service to the Company, Dr. Martucci also agreed to forfeit seventy-five percent (75%) of his November 2, 2022 grant of performance-based restricted stock units, with such forfeiture effective October 5, 2023. Dr. Martucci’s outstanding equity awards following the aforementioned forfeiture shall continue to vest in accordance with their terms. Additionally, in connection with the execution of the Advisor Agreement, Dr. Martucci executed a standard release of claims. Because Dr. Martucci is no longer an employee of the Company, and as expressly released as part of the aforementioned release of claims, he is not entitled to the severance benefits in our Amended Severance Plan.

Matthew Franklin. We entered into an employment offer letter with Mr. Franklin, as our President and Chief Operating Officer, on April 28, 2022. The employment offer letter established the terms of his employment with us, including his title, salary, bonus, an initial stock option grant, a one-time bonus, and eligibility for benefits. As noted above, effective October 5, 2023, Mr. Franklin was appointed as our President and Chief Executive Officer and a member of the Board. In connection with Mr. Franklin’s appointment as the Company’s President and Chief Executive Officer, Mr. Franklin received an annual base salary of $550,000 and is eligible for an annual target bonus opportunity equal to 60% of his annual base salary, each effective as of October 5, 2023. In addition, the Board approved a grant to Mr. Franklin, effective as of October 12, 2023, of a stock option to purchase up to 1,057,180 shares of Common Stock subject to vesting in eight (8) equal semiannual installments over a four-year period, subject to Mr. Franklin’s continued service on each such vesting date.

Jacqueline Studer. We entered into an employment offer letter with Ms. Studer, our Chief Legal Officer, on February 5, 2019. The employment offer letter established the terms of her employment with us, such as her title, salary, bonus, an initial stock option grant, a one-time bonus, and eligibility for benefits.

Santosh Shanbhag. We entered into an employment offer letter with Mr. Shanbhag, our former Chief Financial Officer, on February 6, 2019. The employment offer letter established the terms of his employment with us, such as his title, cash and equity compensation, and eligibility for benefits. As noted above, Mr. Shanbhag resigned from his role as our Chief Financial Officer, effective January 12, 2024. Because Mr. Shanbhag is no longer an employee of the Company, he is not entitled to the severance benefits in our Amended Severance Plan.

Each named executive officer has entered into an invention and non-disclosure agreement as well as a non-competition and non-solicitation agreement, which, subject to certain customary and reasonable exceptions and limitations, will generally prohibit him or her from competing with us and soliciting or hiring our employees for a period of one year following the end of his or her employment with us.

Potential Payments Upon Termination or Change in Control

On September 22, 2022, the Board approved an amendment and restatement to the Company’s Executive Severance Plan (as amended and restated, the “Amended Severance Plan”). Pursuant to the Amended Severance Plan, each employee of the Company at the level of vice president and above (the “Covered Employees”), including each of the employees currently serving in such a role, is eligible to participate.

The Amended Severance Plan provides that upon a covered termination (i.e., a termination by the Company without “cause” or by the Covered Employee for “good reason”, each as defined in the Amended Severance Plan), each Covered Employee will be entitled to receive, subject to the execution and delivery of an effective release of claims in favor of the Company (i) an amount equal to the Covered Employee’s monthly base salary multiplied by 12 for the Chief Executive Officer and the President and Chief Operating Officer, by nine for all c-level executives (other than the Chief Executive Officer and the President and Chief Operating Officer) and all senior vice presidents and by six for all vice presidents, reduced by any payment due pursuant to a restrictive covenant agreement (as defined in the Amended Severance Plan), and (ii) an amount equal to the monthly employer COBRA premium for the same level group health coverage as in effect for the Covered Employee on the date of termination until the earliest of (A) 12 months following the date of termination of the Chief Executive Officer and the President and Chief Operating Officer, nine months following the date of termination for all c-level executives (other than the Chief Executive Officer and the President and Chief Operating Officer) and all senior vice presidents and six months following the date of termination for all vice presidents, (B) the Covered Employee’s eligibility for group health coverage through other employment and (C) the end of the Covered Employee’s eligibility under COBRA for continuation of coverage for health care.

The Amended Severance Plan also provides that, in lieu of the severance benefits described in the preceding paragraph, upon a covered termination that occurs within the 12-month period following a change in control (as defined in the Amended Severance Plan) or, in the case of our Chief Executive Officer and our President and Chief Operating Officer, occurs within the 3-month period prior to or 12-month period following a change in control each Covered Employee will be entitled to receive, subject to the execution and delivery of an effective release of claims in favor of the Company, (i) a lump sum in cash equal to the sum of (A) the Covered Employee’s monthly base salary multiplied by 18 for the Chief Executive Officer and the President and Chief Operating Officer, by 12 for all c-level executives (other than the Chief Executive Officer and the President and Chief Operating Officer) and all senior vice presidents and by nine for all vice presidents, plus (B) 1.5 times the target bonus for the Chief Executive Officer and the President and Chief Operating Officer, 1.0 times the target bonus for all c-level executives (other than the Chief Executive Officer and the President and Chief Operating Officer) and all senior vice presidents and 0.75 times the target bonus for all vice presidents, reduced by any payment due pursuant to a restrictive covenant agreement, (ii) an amount equal to the monthly employer COBRA premium for the same level group health coverage as in effect for the Covered Employee on the date of termination until the earliest of (A) 18 months following the date of termination for the Chief Executive Officer and the President and Chief Operating Officer, 12 months following the date of termination for all c-level executives (other than the Chief Executive Officer and the President and Chief Operating Officer) and all senior vice presidents and nine months following the date of termination for all vice presidents, (B) the Covered Employee’s eligibility for group health coverage through other employment and (C) the end of the Covered Employee’s eligibility under COBRA for continuation of coverage for health care, and (iii) for all outstanding and unvested equity awards of the Company that are subject to time-based vesting held by each Covered Employee, full accelerated vesting of such awards.

The following table summarizes the schedule of lump sum severance payments our named executive officers would receive in the event of a covered termination.

Scenario and Executive Level	Salary Continuation	Bonus	Continuation of Employer Portion of COBRA Premiums	Acceleration of Unvested Equity Subject to Time-Based Vesting
Prior to a Change in Control
W. Edward Martucci II	N/A	N/A	N/A	N/A
Matthew Franklin	12 months	None	12 months	None
Jacqueline Studer	9 months	None	9 months	None
Santosh Shanbhag	N/A	N/A	N/A	N/A
Following a Change in Control
W. Edward Martucci II	N/A	N/A	N/A	N/A
Matthew Franklin	18 months	150% of target	18 months	100%
Jacqueline Studer	12 months	100% of target	12 months	100%
Santosh Shanbhag	N/A	N/A	N/A	N/A

Perquisites/Personal Benefits

We generally do not provide perquisites to our executives, other than certain de minimis perquisites available to all of our employees, including our named executive officers.

Securities Authorized for Issuance Under Equity Compensation Plans

Akili currently maintains three equity compensation plans: the Akili Interactive Labs, Inc. Amended and Restated 2011 Stock Incentive Plan (the “2011 Plan”), the Akili, Inc. 2022 Stock Option and Incentive Plan (the “2022 Plan”), and the Akili, Inc. 2022 Employee Stock Purchase Plan (the “2022 ESPP”). The following table sets forth information as of December 31, 2023 regarding shares of common stock that may be issued under our equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- average Exercise Price of Outstanding Options, Warrants, Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders	19,618,724	(1)	$2.93	(2)	1,615,326	(3)(4)
Equity compensation plans not approved by stockholders	—		—		—

Total	19,618,724		$2.93		1,615,326

(1)

Includes (i) for the 2011 Plan, 7,630,746 shares subject to outstanding stock options; and (ii) for the 2022 Plan, 6,961,007 shares subject to outstanding stock options, 2,998,837 shares subject to outstanding RSUs and 2,028,134 shares subject to outstanding PSUs. No new awards may be granted under the 2011 Plan.

(2)

Reflects the weighted-average exercise price of the 14,591,753 outstanding stock options under the 2011 Plan and 2022 Plan. This weighted-average exercise price does not reflect shares subject to RSU and PSU awards under the 2022 Plan.

(3)

Includes 447,445 shares available for issuance under the 2022 Plan and 1,167,881 shares available for issuance under the 2022 ESPP, in each case as of December 31, 2023. As of the date of this filing, no shares of common stock have been issued to participants under the 2022 ESPP.

(4)

The 2022 Plan provides that the number of shares of common stock reserved and available for issuance under the 2022 Plan shall automatically, on each January 1, beginning on January 1, 2023, and ending on (and including) January 1, 2031, be cumulatively increased by (i) the excess (if any) of (A) five percent (5%) of the number of shares of common issued and outstanding on the immediately preceding December 31 (excluding any shares reserved for issuance under equity-based plans of the Company, including the 2022 Plan and the 2022 ESPP) over (B) the number of shares of common stock then reserved for issuance under the 2022 Plan as of such date or (ii) such lesser number of shares as determined by our plan administrator. The 2022 ESPP provides that the number of shares reserved and available for issuance under the 2022 ESPP shall automatically, on each January 1, beginning on January 1, 2023 and ending on (and including) January 1, 2031, be cumulatively increased by the least of (i) the excess (if any) of (A) one percent (1%) of the number of shares of common stock issued and outstanding on the immediately preceding December 31 (excluding any shares reserved for issuance under equity-based plans of the Company, including the 2022 ESPP and the 2022 Plan (as may be amended from time to time)) over (B) the number of shares of common stock then reserved for issuance under the 2022 ESPP as of such date, (ii) 1,167,881 shares of our common stock, or (iii) such lesser number of shares as determined by our plan administrator. On January 1, 2024, there were 3,470,381 shares of common stock added to the 2022 Plan and no additional shares added to the 2022 ESPP.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of transactions since January 1, 2023 to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our then directors, executive officers or holders of more than 5% of any class of our capital stock at the time of such transaction, or any members of their immediate family, had or will have a direct or indirect material interest.

Other than as described below under this section titled “Certain Relationships and Related Party Transactions,” since January 1, 2023, we have no transactions, nor are there any currently proposed transactions, between Akili and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest.

Certain Relationships and Related Person Transactions—Akili, Inc.

Amended and Restated Registration Rights Agreement

In connection with the Closing of the Business Combination, SCS and certain stockholders of Akili and SCS entered into the Amended and Restated Registration Rights Agreement, pursuant to which SCS agreed to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of Common Stock that are held by the parties thereto from time to time. Pursuant to the Registration Rights Agreement, the stockholder parties have customary registration rights, including shelf, demand and piggy-back rights, subject to cooperation and cut-back provisions, with respect to the shares of Common Stock held by such parties.

Director Compensation Arrangements

On May 1, 2016, Akili and Adam Gazzaley, M.D., Ph.D., a member of our Board, entered into a Scientific Advisory Board and Chief Science Advisor Agreement (the “Gazzaley Agreement”), as amended on October 29, 2018. Pursuant to the Gazzaley Agreement, Dr. Gazzaley provides certain consulting, advisory and related services to us. In consideration for Dr. Gazzaley’s services, Akili has agreed to pay Dr. Gazzaley a monthly retainer of $8,333.33. In connection with entering into the Gazzaley Agreement, Akili also granted Dr. Gazzaley a stock option to purchase 25,000 shares of our common stock. Additionally, as compensation and in consideration of a license to Akili for any additional intellectual property developed in Dr. Gazzaley’s lab, if any, Akili agreed to grant a stock option to purchase 25,000 shares of our common stock, which conditional grant has not occurred.

On and effective October 5, 2023, our Board approved a leadership transition of Dr. Martucci from Chief Executive Officer of the Company to Chair of the Board and an advisor to the Company. As a result, Dr. Martucci became eligible to receive director compensation as an “Outside Director” under our non-employee director compensation policy, as amended, as well as advisory fees pursuant to an Advisory Agreement that we entered into with Dr. Martucci effective October 5, 2023. The compensation arrangements and adjustments for Dr. Martucci are described elsewhere in this proxy statement, including under the sections titled “Director Compensation,” “Executive Compensation,” and “2023 Summary Compensation Table” above.

Indemnification Agreements

Our Certificate of Incorporation and Bylaws provide indemnification and advancement of expenses for our directors and officers to the fullest extent permitted by the DGCL, subject to certain limited exceptions. In connection with the closing of the Business Combination, and following the Business Combination for new directors and officers, Akili has entered into indemnification agreements with each of its directors and executive officers. In some cases, the provisions of these indemnification agreements may be broader than the specific indemnification provisions contained under Delaware law. In addition, as permitted by Delaware law, our Certificate of Incorporation and Bylaws include provisions that eliminate the personal liability of directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director.

We have also obtained a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the directors’ and officers’ liability insurance and the indemnification agreements are necessary to attract and retain talented and experienced officers and directors.

The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the indemnification agreements, forms of which are filed as exhibits to our Current Report on Form 8-K filed with the SEC on August 23, 2022.

Related Party Transaction Policy

Our Board has adopted a written related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification by our Audit Committee, of related person transactions. For purposes of our policy only, a related person transaction is any transaction involving over $120,000 in which we are a participant, and a related person has a direct or indirect material interest. A related person is any executive officer, director, director nominee, security holder known to us to beneficially own more than 5% of any class of our voting securities, or the immediate family members of any of the foregoing.

The Audit Committee has determined that any compensation paid to a director or executive officer shall be deemed to be pre-approved if such compensation (i) is approved by our Compensation Committee or our Board, as applicable, (ii) is required to be reported in our annual proxy statement or (iii) in the case of an executive officer who is not a family member of any other executive officer, would have been required to be reported in our annual proxy statement if the executive officer was a “named executive officer”.

Under the policy, the Audit Committee shall review the material facts of all related person transactions. Akili shall endeavor to complete such review prior to entering into such transaction if the amount involved exceeds $120,000 or the transaction is otherwise material to Akili or the related person. If advance review by the Audit Committee is not feasible, then the related person transaction shall be reviewed at the Audit Committee’s next regularly scheduled meeting. In reviewing any related person transaction, the Audit Committee will take into account, among other factors that it deems appropriate, whether the related person transaction is on terms no less favorable to Akili than terms generally available in a transaction with an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the related person transaction. In connection with its review of any related person transaction, Akili shall provide the Audit Committee with all material information regarding such related person transaction, the interest of the related person and any potential disclosure obligations of Akili in connection with such related person transaction. If the Audit Committee is not made aware of a related person transaction for which approval is required under the policy, upon becoming aware thereof, the Audit Committee shall promptly review the terms of transaction and may approve and ratify it based on the factors set forth above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of Common Stock as of January 31, 2024 by:

•	each stockholder who is known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Shares of our common stock subject to options or warrants that are currently exercisable or exercisable within 60 days after January 31, 2024 or shares of common stock underlying time-based restricted stock units that vest within 60 days after January 31, 2024 are considered outstanding and beneficially owned by the person holding the options, warrants, or restricted stock units, as applicable, for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Unless otherwise indicated, we believe that the persons and entities named in the table below have sole voting and investment power with respect to all of our voting securities beneficially owned by them.

We have based our calculation of the percentage of beneficial ownership on 78,474,241 shares of our common stock issued and outstanding as of January 31, 2024.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage Beneficially Owned
5% Holders
Aaron Cowen(2)	4,699,219	6.0%
Chamath Palihapitiya(3)	13,773,000	17.6%
PureTech Health, LLC(4)	12,527,477	16.0%
TLS Beta Pte. Ltd.(5)	10,336,425	13.2%
Entities affiliated with Neuberger Berman(6)	5,776,784	7.4%
Baillie Gifford & Co.(7)	4,665,795	6.0%
Directors and Named Executive Officers
Adam Gazzaley, M.D., Ph.D.(8)	1,167,265	1.5%
Mary Hentges(9)	14,666	*
William “BJ” Jones, Jr.(10)	14,666	*
Christine Lemke(11)	52,045	*
W. Edward Martucci, Ph.D.(12)	1,938,979	2.5%
John Spinale(13)	3,789,974	4.8%
Matthew Franklin(14)	491,820	*
Jacqueline Studer(15)	446,678	*
Santosh Shanbhag(16)	499,049	*
All current directors and current named executive officers as a group (8 individuals)	7,916,093	10.1%

*	Less than one percent
(1)	Unless otherwise noted, the business address of each of the directors and officers listed in the table above is Akili, Inc. 71 Commercial Street, Mailbox 312, Boston, MA 02109.

(2)

Mr. Cowen reported 4,699,219 shares of Common Stock over which he has shared voting and dispositive power. Averill Master Fund, Ltd. (“Averill Fund”) is the record holder of 3,841,718 shares of Common Stock reported herein. Mr. Cowen may be deemed to control Suvretta Capital Management, LLC, the investment manager of the Averill Fund, and therefore may be deemed to beneficially own shares of Common Stock held by the Averill Fund. Mr. Cowen disclaims beneficial ownership of the Common Stock reported herein except to the extent of any indirect pecuniary interest therein. The address of Mr. Cowen is c/o Suvretta Capital Management, LLC, 540 Madison Avenue, 7th Floor, New York, NY 10022. Data was obtained from the Schedule 13G/A that was filed with the SEC on February 13, 2024.

(3)

Mr. Palihapitiya reported 13,773,000 shares of Common Stock over which he has shared voting and dispositive power. SC PIPE Holdings LLC (“SC PIPE Holdings”) is the record holder of 8,100,000 of the shares of Common Stock, SC Master Holdings, LLC (“SC Master Holdings”) is the record holder of 3,773,000 shares of Common Stock and a trust for the benefit of members of Mr. Palihapitiya’s immediate family (the “Trust”) is the record holder of 1,900,000 of the shares of Common Stock. SC PIPE Holdings is controlled by Mr. Palihapitiya, the former Chairman of the Board and the former Chief Executive Officer and Chairman of SCS’s Board of Directors. SC Master Holdings is the sole member of SC PIPE Holdings. Mr. Palihapitiya may be deemed to beneficially own shares of Common Stock held directly by SC PIPE Holdings by virtue of his indirect interests in SC PIPE Holdings or his control over SC PIPE Holdings, as the case may be. SC Master Holdings is controlled by Mr. Palihapitiya. Mr. Palihapitiya may be deemed to beneficially own shares of Common Stock held directly by SC Master Holdings by virtue of his indirect interests in SC Master Holdings or his control over SC Master Holdings, as the case may be. Mr. Palihapitiya may be deemed to beneficially own shares of Common Stock held directly by the Trust. The address of each of Mr. Palihapitiya, SC Master Holdings, SC PIPE Holdings and the Trust is c/o SC Master Holdings, LLC, 506 Santa Cruz Avenue, Suite 300, Menlo Park, California 94025. The information reported in this footnote is based on a Schedule 13D/A filed on October 6, 2023.

(4)

Consists of 12,527,477 shares of Common Stock. Voting and investment power over the shares held by PureTech Health LLC is exercised by its parent entity, PureTech Health plc. The board of directors of PureTech Health plc consists of Ms. Sharon Barber-Lui, Dr. Bharatt Chowrira, Dr. H. Robert Horvitz, Dr. Raju Kucherlapati, Dr. John LaMattina, Dr. Robert Langer, Ms. Kiran Mazumdar-Shaw, and Ms. Daphne Zohar. The Company believes that none of the members of the board of directors of PureTech Health plc or PureTech Health LLC has individual voting or investment power with respect to such shares. The address for PureTech Health LLC and the individuals listed above is c/o PureTech Health LLC, 6 Tide Street, Boston, Massachusetts 02210.

(5)

Consists of 10,336,425 shares of Common Stock. TLS Beta Pte. Ltd. is a direct wholly-owned subsidiary of Temasek Life Sciences Private Limited, which in turn is a direct wholly-owned subsidiary of Fullerton Management Pte Ltd, which in turn is a direct wholly-owned subsidiary of Temasek Holdings (Private) Limited. The address of each of the foregoing entities is 60B Orchard Road, #06-18 Tower 2, The Atrium@Orchard, Singapore.

(6)

Neuberger Berman Group LLC indicated it had shared voting power with respect to 3,466,071 shares of Common Stock and shared dispositive power with respect to 5,776,784 shares of Common Stock. Neuberger Berman Trust Co N.A., Neuberger Berman Trust Co of Delaware N.A., Neuberger Berman Asia Ltd., Neuberger Berman Canada ULC, and Neuberger Berman Investment Advisers LLC and certain affiliated persons may be deemed to beneficially own the securities covered by this report in their various fiduciary capacities by virtue of the provisions of Exchange Act Rule 13d-3. Neuberger Berman Group LLC, through its subsidiaries Neuberger Berman Investment Advisers Holdings LLC and Neuberger Trust Holdings LLC controls Neuberger Berman Trust Co N.A., Neuberger Berman Asia Ltd., Neuberger Berman Canada ULC, Neuberger Berman Trust Co of Delaware N.A. and Neuberger Berman Investment Advisers LLC and certain affiliated persons. Each of Neuberger Berman Group LLC, Neuberger Berman Investment Advisers Holdings LLC, Neuberger Trust Holdings LLC, Neuberger Berman Trust Co N.A., Neuberger Berman Asia Ltd., Neuberger Berman Canada ULC, Neuberger Berman Trust Co of Delaware N.A. and Neuberger Berman Investment Advisers LLC and certain affiliated persons disclaim beneficial ownership of the shares of Common Stock pursuant to Exchange Act Rule 13d-4. The information in this filing reports securities of the issuer that may be deemed to be beneficially owned by Neuberger Berman Group LLC,

Neuberger Berman Investment Advisers Holdings LLC, Neuberger Trust Holdings LLC, Neuberger Berman Trust Co N.A., Neuberger Berman Asia Ltd., Neuberger Berman Canada ULC, Neuberger Berman Trust Co of Delaware N.A. and Neuberger Berman Investment Advisers LLC (“NBG Filers”). The securities of the issuer, if any, that may be deemed to be beneficially owned by NB Alternatives Advisers LLC and other subsidiaries of Neuberger Berman Group LLC that are separated from the NBG Filers by an information barrier in accordance with SEC Release No. 34-39538 (January 12, 1998) are not reflected. The principal address for the above referenced entities is 1290 Avenue of the Americas, New York, New York 10104. Data was obtained from the Schedule 13G/A that was filed with the SEC on February 12, 2024.
(7)

Consists of 4,665,795 shares of Common Stock beneficially owned by Baillie Gifford & Co. and over which it has sole voting and dispositive power, which shares are held by Baillie Gifford & Co. and/or one or more of its investment adviser subsidiaries, which may include Baillie Gifford Overseas Limited, on behalf of investment advisory clients, which may include investment companies registered under the Investment Company Act, employee benefit plans, pension funds or other institutional clients. The address of Baillie Gifford & Co. is Calton Square, 1 Greenside Row, Edinburgh Scotland, UK EH1 3AN. Data was obtained from the Schedule 13G/A that was filed with the SEC on January 29, 2024.

(8)	Includes (i) 1,089,314 shares of Common Stock and (ii) 77,951 shares of Common Stock issuable upon the exercise of options exercisable as of or within 60 days after January 31, 2024.
(9)	Includes 14,666 shares of Common Stock issuable upon the exercise of options exercisable as of or within 60 days after January 31, 2024.
(10)	Includes 14,666 shares of Common Stock issuable upon the exercise of options exercisable as of or within 60 days after January 31, 2024.
(11)	Includes 52,045 shares of Common Stock issuable upon the exercise of options exercisable as of or within 60 days after January 31, 2024.
(12)

Includes (i) 30,780 shares of Common Stock and (ii) 1,900,699 shares of Common Stock issuable upon the exercise of options exercisable as of or within 60 days after January 31, 2024 and (iii) 7,500 shares of Common Stock underlying time-based restricted stock units that vest within 60 days after January 31, 2024.

(13)

Mr. Spinale was appointed to the Board on February 16, 2024. Mr. Spinale is a Managing Partner of JAZZ Venture Partners. As of January 31, 2024, (i) JAZZ Human Performance Opportunity Fund, LP held 693,226 shares of Common Stock and (ii) JAZZ Human Performance Technology Fund, LP held 3,063,364 shares of Common Stock. Mr. Spinale, Andrew Firlik, John F. Harris, and Zack Lynch are managing members of JAZZ Human Performance Opportunity GP, LLC, and therefore may be deemed to beneficially own the shares held by JAZZ Human Performance Opportunity Fund, LP and JAZZ Human Performance Technology Fund, LP. The business address for JAZZ Human Performance Opportunity Fund, LP and JAZZ Human Performance Technology Fund, LP is 2 Jack London Alley, San Francisco, CA 94107. In addition, this includes 33,384 shares of Common Stock issuable upon the exercise of options held by Mr. Spinale that are exercisable as of or within 60 days after January 31, 2024.

(14)

Includes (i) 3,772 shares of Common Stock, (ii) 482,548 shares of Common Stock issuable upon the exercise of options exercisable as of or within 60 days after January 31, 2024 and (iii) 5,500 shares of Common Stock underlying time-based restricted stock units that vest within 60 days after January 31, 2024.

(15)

Includes (i) 11,352 shares of Common Stock, (ii) 431,701 shares of Common Stock issuable upon the exercise of options exercisable as of or within 60 days after January 31, 2024 and (iii) 3,625 shares of Common Stock underlying time-based restricted stock units that vest within 60 days after January 31, 2024.

(16)	Includes (i) 6,445 shares of Common Stock and (ii) 492,604 shares of Common Stock issuable upon the exercise of options exercisable as of or within 60 days after January 31, 2024.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons holding more than 10% of our common stock to report their initial ownership of Common Stock and other equity securities and any changes in that ownership in reports that must be filed with the SEC. The SEC has designated specific deadlines for these reports, and we must identify in this proxy statement those persons who did not file these reports when due. Form 4 filings for each of Dr. Martucci, Mr. Franklin, Ms. Studer, and Mr. Shanbhag were filed one day late due to an administrative oversight on September 14, 2023, in each case reporting one transaction. Other than with respect to such reports, based solely on a review of reports furnished to us, or written representations from reporting persons, we believe all directors, executive officers, and 10% owners timely filed all reports regarding transactions in our securities required to be filed for 2023 by Section 16(a) under the Exchange Act.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed with management of the Company and KPMG LLP, the Company’s independent registered public accounting firm, the Company’s audited financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC.

The Audit Committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence from the Company.

Based on the review and discussions with management and KPMG LLP referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on February 29, 2024.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF AKILI, INC.:

Mary Hentges, Chair

William “BJ” Jones, Jr.

March 6, 2024

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS AKILI’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024

Our stockholders are being asked to ratify the appointment by the Audit Committee of the Board of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. KPMG LLP served as the auditor of legacy Akili since 2018 and as the Company’s independent registered public accounting firm following the Business Combination in 2022.

The Audit Committee is solely responsible for selecting our independent registered public accounting firm for the fiscal year ending December 31, 2024. Stockholder approval is not required to appoint KPMG LLP as our independent registered public accounting firm. However, the Board believes that submitting the appointment of KPMG LLP to our stockholders for ratification is good corporate governance. If our stockholders do not ratify this appointment, the Audit Committee will reconsider whether to retain KPMG LLP. If the selection of KPMG LLP is ratified, the Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of Akili and its stockholders.

A representative of KPMG LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.

Fees Paid to Independent Registered Public Accounting Firm

The following table presents fees billed or expected to be billed to us for professional services rendered by KPMG and its affiliates for the years ended December 31, 2023 and 2022.

	Year Ended December 31,
	2023	2022
Audit fees(1)	$515,000	$1,037,000
Audit-related fees	—	—
Tax fees	—	—
All other fees(2)	1,780	1,780

Total	$516,780	$1,038,780

(1)

“Audit fees” consist of fees for the audit of our annual consolidated financial statements and the review of the interim consolidated financial statements. The audit fees incurred also include fees relating to services performed in connection with, e.g., our Form S-3 and Form S-1/A filings, in each case including consents and review of documents filed with the SEC.

(2)	“All other fees” consist of fees related to subscriptions to KPMG LLP’s Accounting Research Online.

Policy and Procedure for Approval of Audit and Permitted Non-Audit Services

All audit fees were pre-approved by the Audit Committee, which concluded that the provision of such services by KPMG LLP and its affiliates was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. With respect to outside auditor independence, the Audit Committee Charter provides for pre-approval of audit services and non-audit services. The Audit Committee Charter authorizes the Audit Committee to delegate to one or more of its committee members the authority to grant pre-approvals for non-audit services, provided that the decisions of such member(s) to grant any such pre-approval shall be presented to the Audit Committee at its next scheduled meeting. The Audit Committee followed these guidelines in approving all services rendered by KPMG LLP and its affiliates.

The Board recommends that you vote “FOR” Proposal No. 2 for the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

PROPOSAL NO. 3

APPROVE AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO GIVE THE BOARD OF DIRECTORS DISCRETIONARY AUTHORITY TO EFFECT A REVERSE STOCK SPLIT

We are seeking stockholder approval to grant the Board discretionary authority, at any time prior to the one-year anniversary of the 2024 Annual Meeting, to amend the Company’s Certificate of Incorporation to effect (a) a reverse stock split (the “Reverse Stock Split”) to reduce the number of shares of our outstanding Common Stock (the “Outstanding Stock”) by combining shares of our Outstanding Stock into a lesser number of shares of Outstanding Stock by a ratio of not less than 1-for-5 and not more than 1-for-100 shares (the “Ratio Range”) and (b) a reduction in the number of authorized shares of Common Stock and preferred stock, par value $0.0001 per share (“Preferred Stock”), by a corresponding proportion, subject to certain adjustments for the issuance of a whole share in exchange for any fractional shares (the “Authorized Share Reduction” and together with the Reverse Stock Split, the “Reverse Split Proposal”). The form of amendment to our Certificate of Incorporation (the “Reverse Split Amendment”) is set forth in Appendix A.

If this Reverse Split Proposal is approved by our stockholders and effected, between every 5 to 100 shares of Outstanding Stock would be combined and reclassified into one share of Common Stock. In addition, subject to adjustments for the issuance of a whole share in exchange for any fractional shares as described below, the number of authorized shares of stock would be proportionally reduced by the Reverse Stock Split ratio, resulting in a decrease (a) from 1,000,000,000 authorized shares of Common Stock to between 200,000,000 and 10,000,000 authorized shares of Common Stock, (b) from 100,000,000 authorized shares of Preferred Stock to between 20,000,000 and 1,000,000 shares of authorized Preferred Stock.

If this Reverse Split Proposal is approved by our stockholders, our Board will have the authority to decide, in its sole discretion, without further action by the stockholders, (i) whether to effect a Reverse Stock Split within twelve months of the 2024 Annual Meeting date, (ii) the specific timing of effectiveness of the Reverse Stock Split and (iii) the exact ratio of the Reverse Stock Split and Authorized Share Reduction within the Ratio Range (the “Final Ratio”). We would communicate to the public, prior to the effective date, additional details regarding the Reverse Stock Split, the Authorized Share Reduction and Reverse Split Amendment, including the Final Ratio selected.

Even if our stockholders approve the Reverse Split Proposal, we reserve the right not to effect the Reverse Stock Split and Authorized Share Reduction if our Board does not deem it to be in the best interests of the Company and our stockholders. Our Board believes that granting this discretion provides it with maximum flexibility to act in the best interests of our stockholders.

On October 24, 2023, we received a letter from the Listing Qualifications Staff (“Nasdaq Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that we did not comply with the minimum bid price requirement and have until April 22, 2024 to regain compliance absent a further extension. Our Board’s decision as to whether and when to effect the Reverse Stock Split and Authorized Share Reduction will be based on a number of factors, including, but not limited to, our ability to increase the trading price of our Common Stock to meet the minimum stock price standards of Nasdaq without effecting the Reverse Stock Split, existing and expected trading prices for our Common Stock, actual or forecasted results of operations, prevailing market conditions and the likely effect of such results on the market price of our Common Stock. The Reverse Split Proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our Outstanding Stock or obtain control of the Company, nor is it a plan by management to recommend such actions to our Board or our stockholders.

There are certain risks associated with a reverse stock split, and we cannot accurately predict or ensure that the Reverse Stock Split and the Authorized Share Reduction will produce or maintain the desired results, which are described in more detail below. For more information on the risks associated with the Reverse Stock Split and the Authorized Share Reduction, see the section below entitled “Other Considerations”. However, our Board believes that the benefits to the Company and our stockholders outweigh the risks and recommends that you vote “For” the Reverse Split Proposal.

Reasons for the Reverse Stock Split

The primary objectives for effecting the Reverse Stock Split, should our Board choose to effect one, would be to increase the per share price of our Common Stock and maintain our listing on Nasdaq. Our Board of Directors believes that, should the appropriate circumstances arise, effecting the Reverse Stock Split would, among other things, help us to appeal to a broader range of investors to generate greater investor interest in the Company and improve the perception of our Common Stock as an investment security. In connection with the Reverse Stock Split, our Board also believes it is in the best interests of our stockholders to decrease the authorized number of shares of Common Stock and Preferred Stock in proportion to the Final Ratio, which would reduce the total number of our authorized shares of stock.

Maintain Our Listing on Nasdaq. Our Board is seeking stockholder approval of the Reverse Stock Split because we believe it is our best option to increase the price of our Common Stock in order to meet Nasdaq’s minimum price per share criteria for continued listing. On October 24, 2023, we received a letter from the Nasdaq Staff notifying us that the closing bid price for our Common Stock had been below $1.00 for 30 consecutive business days and that we therefore are not in compliance with the minimum bid price requirement for continued inclusion on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2). We have 180 calendar days, or until April 22, 2024 (the “Compliance Date”), absent a further extension, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of our Common Stock must be at least $1.00 per share for a minimum of 10 consecutive business days before the Compliance Date unless Nasdaq requires a longer period under certain circumstances. Our Common Stock currently is publicly traded and listed on the Nasdaq Capital Market under the symbol “AKLI.” On March 1, 2024, the last reported sale price of our Common Stock was $0.35 per share. The continued listing requirements of Nasdaq, among other things, require that our Common Stock must maintain a closing bid price in excess of $1.00 per share. There can be no assurance that we will be able to regain compliance with the minimum bid price requirement, or maintain compliance with any of these or other Nasdaq continued listing requirements.

Appeal to a Broader Range of Investors to Generate Greater Investor Interest in the Company. An increase in our stock price may make our Common Stock more attractive to investors. Brokerage firms may be reluctant to recommend lower-priced securities to their clients and trading volatility is often associated with low-priced stocks. Many institutional investors have internal practices or policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential purchasers of our Common Stock. Investment funds may also be reluctant to invest in lower-priced stocks. Investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms typically do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. Our Board believes that an anticipated higher market price resulting from the Reverse Stock Split may enable investors and brokerage firms with policies and practices such as those described above to invest in our Common Stock.

Improve the Perception of Our Common Stock as an Investment Security. We believe that the overall economic environment has been a significant contributing factor to the decline in the trading price of our Common Stock. Our Board unanimously approved the submission for approval to our stockholders of the Reverse Split Proposal as one potential means of increasing the per share price of our Common Stock, which could improve the perception of our Common Stock as a viable investment security. Lower-priced stocks have a perception in the investment community as being risky and speculative, which may negatively impact not only the price of our Common Stock, but also our market liquidity. However, we cannot guarantee that such higher price per share of Common Stock will be realized or maintained.

Other Considerations

The Reverse Stock Split May Not Increase the Price of our Common Stock over the Long-Term. Even if a Reverse Stock Split is effected, some or all of the expected benefits discussed above may not be realized or maintained. While we expect that the Reverse Stock Split will result in an increase in the per share price of our Common Stock, any such increase to the per share price of our Common Stock may not be in proportion to the reduction in the number of shares of our Common Stock outstanding or result in a permanent increase in the per share price. The per share price of our Common Stock depends on multiple factors, including our performance, prospects, market conditions, and other factors that may be unrelated to the number of shares outstanding, any of which could have a counteracting effect to the Reverse Stock Split on the per share price.

The Reverse Stock Split May Lead to a Decrease in our Overall Market Capitalization. Furthermore, if the per share price of our Common Stock declines after the Reverse Stock Split is effected, the decline in the price and the decline in our overall market capitalization may be greater than would have occurred in the absence of a Reverse Stock Split. As a result of a lower number of shares outstanding, the market for our Common Stock may also become more volatile.

The Reverse Stock Split May Result in Some Stockholders Owning “Odd Lots” That May be More Difficult to Sell or Require Greater Transaction Costs per Share to Sell. In addition, the Reverse Stock Split will likely increase the number of stockholders who hold odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales.

Failure by Our Stockholders to Approve the Reverse Split Proposal Could Increase Our Chance of Delisting. If the Reverse Split Proposal is not approved by our stockholders, our Board will not have the authority to effect the Reverse Split Amendment to, among other things, facilitate the continued listing of our Common Stock on Nasdaq by potentially increasing the per share trading price of our Common Stock to help ensure a share price high enough to satisfy the $1.00 per share minimum bid price requirement. Any inability of our Board to effect the Reverse Stock Split could expose us to delisting from Nasdaq.

A Reverse Stock Split may not achieve all of the desired results that have been outlined above. Our Board considered all of the foregoing factors and unanimously approved, and recommended seeking stockholder approval of this Reverse Split Proposal, including the Reverse Split Amendment, on February 7, 2024.

As noted above, even if stockholders approve the Reverse Split Proposal, our Board reserves the right not to effect the Reverse Split Amendment if our Board does not deem it to be in the best interests of the Company or its stockholders at the time.

Implementation of a Reverse Stock Split

Shares Outstanding

If the Reverse Split Proposal is approved, there will be no impact on our stockholders’ equity holdings until our Board (or an authorized committee of our Board) determines to implement the Reverse Stock Split. The principal effect of the Reverse Split Amendment, which is set forth in Appendix A and also contemplates the Authorized Share Reduction, would be that between every 5 to 100 shares of Outstanding Stock would be combined and reclassified into one share of Common Stock, with any fractional shares being treated as discussed below. The Reverse Stock Split would be effected simultaneously for all of our Outstanding Stock, and the Final Ratio would be the same for all shares of Outstanding Stock. The Reverse Stock Split will not affect any stockholder’s percentage ownership interests in the Company, voting rights or other rights that accompany the shares of our Outstanding Stock, except for minor adjustments due to the additional whole shares that will be issued in exchange for any fractional shares. Outstanding Stock issued pursuant to the Reverse Stock Split would remain fully paid and non-assessable.

At the close of business on March 1, 2024, 78,596,162 shares of Common Stock were outstanding and no shares of Preferred Stock were outstanding. For purposes of illustration, if the Final Ratio were a ratio of 1-for-10, after giving effect to such Reverse Stock Split, subject to the treatment of fractional shares, there would be approximately 7,859,617 shares of Common Stock issued and outstanding and no shares of Preferred Stock would be issued and outstanding.

Ownership Percentages

Our stockholders should recognize that, if the Reverse Stock Split is effected, they will own a lower number of shares than they currently own. However, except for minor adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of our Outstanding Stock immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split.

Shares Authorized for Issuance

If this Reverse Split Proposal is approved by our stockholders and the Reverse Stock Split is effected, subject to adjustments for the issuance of a whole share in exchange for any fractional shares, the number of authorized shares of stock would be proportionally reduced by the Reverse Stock Split ratio, resulting in a decrease (a) from 1,000,000,000 authorized shares of Common Stock to between 200,000,000 and 10,000,000 shares of Common Stock, and (b) from 100,000,000 authorized shares of Preferred Stock to between 20,000,000 and 1,000,000 shares of Preferred Stock.

Effect on Equity Compensation Arrangements

If the Reverse Split Amendment was implemented, the terms of the equity awards under the 2022 Plan, 2022 ESPP and 2011 Plan provide that equity awards will be proportionally adjusted to maintain their economic value, subject to adjustments for any fractional shares as described herein. In addition, the total number of shares of Common Stock that may be the subject of future grants under the plans, the number and kind of securities then outstanding, the repurchase price, if any, and the exercise price of any securities will be proportionally adjusted as a result of the Reverse Stock Split.

Effect on Warrants

We currently are party to certain warrant agreements, among the Company and Silicon Valley Bank and SVB Innovation Credit Fund VIII, L.P. (collectively, the “Lenders”), pursuant to which the Company issued warrants to purchase a total of 296,882 shares of Common Stock, of which, 133,578 were fully vested and exercisable as of December 31, 2023. Under the terms of the warrants, upon our effecting the Reverse Stock Split, the exercise price of the warrants shall be proportionately increased and the number of shares of Common Stock issuable upon the exercise of the warrants shall be proportionately decreased, even if such number would include fractional shares.

Fractional Shares

No fractional shares will be issued in connection with the Reverse Stock Split. Instead, we will issue one full share of post-Reverse Stock Split Common Stock to any stockholder who would have been entitled to receive a fractional share as a result of the Reverse Stock Split. Each stockholder will hold the same percentage of the Outstanding Stock immediately following the Reverse Stock Split as that stockholder did immediately prior to the Reverse Stock Split, except for any minor adjustment due to the additional whole shares that will be issued as a result of the treatment of fractional shares.

Effect on Beneficial Holders (i.e. Stockholders Who Hold in “Street Name”)

Upon the Reverse Stock Split, we intend to treat Outstanding Stock held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as stockholders whose shares are registered in their own names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their customers holding shares of our Outstanding Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split, particularly with respect to the treatment of fractional shares. If you hold shares of Outstanding Stock with a bank, broker or other nominee and have any questions in this regard, you are encouraged to contact your bank, broker or other nominee.

Effect on Registered “Book-Entry” Holders (i.e. Stockholders That are Registered on the Transfer Agent’s Books and Records but do not Hold Certificates)

Stockholders that hold their shares electronically in book-entry form with our transfer agent, Continental Stock Transfer & Trust Company, do not have stock certificates evidencing their ownership of Outstanding Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, no action is needed to receive post-Reverse Stock Split shares of Common Stock. If a stockholder is entitled to post-Reverse Stock Split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of Outstanding Stock held following the Reverse Stock Split.

Continued SEC Reporting Requirements and Stock Listing

After the effective time of the Reverse Split Amendment, we would continue to be subject to periodic reporting and other requirements of the Exchange Act, and our Common Stock would continue to be listed on the Nasdaq Capital Market. We may, however, be subject to delisting procedures by Nasdaq for failure to meet the continued listing requirements.

New CUSIP

After the effective time of the Reverse Split Amendment, the post-Reverse Stock Split shares of our Common Stock would have a new CUSIP number. A CUSIP number is used to identify the Company’s equity securities.

Procedure for Effecting the Reverse Stock Split

If the Reverse Split Proposal is approved by our stockholders, our Board retains the discretion to effect the Reverse Stock Split and Authorized Share Reduction at any time prior to the one-year anniversary of the 2024 Annual Meeting or not at all. Our Board will determine whether such an action is in the best interests of the Company and our stockholders, taking into consideration the factors discussed above and any other factors it considers relevant. In the event our Board determines to effect the Reverse Stock Split, we would communicate to the public, prior to the effective date, additional details regarding the Reverse Stock Split, the Authorized Share Reduction and Reverse Split Amendment, including the Final Ratio selected.

The Reverse Stock Split and Authorized Share Reduction would be implemented by filing the Reverse Split Amendment with the Secretary of State of the State of Delaware, setting forth the Final Ratio, which would be effective immediately or at such time as we may specify at the time of filing; provided, however, that the Reverse Split Amendment is subject to revision to include such changes as may be required by the office of the Secretary of State of the State of Delaware. The Form of Reverse Split Amendment is attached to this Proxy Statement as Appendix A and is considered a part of this Proxy Statement. Upon the filing of the Reverse Split Amendment, and without any further action on the part of the Company or our stockholders, the issued shares of Outstanding Stock held by stockholders of record as of the effective date of the Reverse Stock Split would be converted into a lesser number of shares of Outstanding Stock calculated in accordance with the Final Ratio, subject to minor adjustments for the treatment of fractional shares.

For example, if a stockholder currently holds 100 shares of our Common Stock, he or she would hold 20 shares of our Common Stock following a 1-for-5 Reverse Stock Split, 10 shares of our Common Stock following a 1-for-10 Reverse Stock Split, or 2 shares of our Common Stock following a 1-for-50 Reverse Stock Split. Beginning on the effective date of the split, each certificate representing pre-split shares would be deemed for all corporate purposes to evidence ownership of post-split shares.

As soon as practicable after the effective date of the Reverse Stock Split, stockholders will be notified that the Reverse Stock Split has been effected. Our transfer agent will act as exchange agent for purposes of implementing the exchange. Stockholders whose shares are held by a brokerage firm, bank or other similar organization do not need to take any action with respect to the exchange. These shares will automatically reflect the new quantity of shares based on the Reverse Stock Split. However, these brokerage firms, banks or other similar organizations may have different procedures for processing the Reverse Stock Split and stockholders whose shares are held by a brokerage firm, bank or other similar organization are encouraged to contact their brokerage firm, bank or other similar organization. Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take any action to receive whole shares of post-Reverse Stock Split Outstanding Stock because the exchange will be automatic.

We will not file the Reverse Stock Split Amendment until our Board of Directors has decided that effecting the Reverse Stock Split is in the best interests of the Company and its stockholders. We would communicate to the public, prior to the effective date, additional details regarding the Reverse Stock Split, the Authorized Share Reduction and Reverse Split Amendment, including the Final Ratio selected. If the Reverse Split Amendment is not filed with the Secretary of State of the State of Delaware prior to the one-year anniversary of the 2024 Annual Meeting, then the Reverse Split Amendment will be abandoned.

Accounting Matters

The par value of our Common Stock and Preferred Stock would remain unchanged if a Reverse Stock Split is effected. Our stockholders’ equity in our consolidated balance sheets would not change in total. However, our stated capital par value times the number of shares issued and outstanding, would be proportionately reduced based on the Final Ratio. Additional paid-in capital would be increased by an equal amount, which would result in no overall change to the balance of stockholders’ equity.

Additionally, net income or loss per share for all periods would increase proportionately as a result of a Reverse Stock Split since there would be a lower number of shares outstanding. In addition, the Reverse Stock Split will be retrospectively reflected in our future disclosures for all periods presented in our historical consolidated financial statements. We do not anticipate that any other material accounting consequences would arise as a result of a Reverse Stock Split.

Under Delaware law, a reduction in stated capital will create a corresponding increase in paid-in surplus (i.e., the excess of net assets over stated capital), and the Company may make distributions, such as the payment of dividends, up to the amount of its surplus, provided that the distribution does not cause it to become insolvent, and subject to the limitations of its debt financing agreements.

No Appraisal Rights

Under Delaware law, our stockholders will not be entitled to appraisal rights with respect to the Reverse Split Amendment.

Certain Material U.S. Federal Income Tax Considerations of a Reverse Stock Split

The following is a general summary of certain material U.S. federal income tax considerations relating to the Reverse Stock Split that may be relevant to holders of our Common Stock. This summary only addresses a U.S. Holder (as defined below) who holds Common Stock as a capital asset for U.S. federal income tax purposes.

For purposes of this summary, a “U.S. Holder” means a beneficial owner of Common Stock who is any of the following for U.S. federal income tax purposes: (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, rulings and judicial decisions as of the date hereof, all of which may be changed, perhaps retroactively, so as to result in U.S. federal income tax considerations different from those summarized below. This summary is general in nature and does not represent a detailed description of the U.S. federal income tax considerations to a stockholder in light of their particular circumstances. In addition, it does not represent a description of the U.S. federal income tax considerations to a stockholder who is subject to special treatment under the U.S. federal income tax laws and does not address the tax considerations applicable to U.S. Holders who may be subject to special tax rules, such as:

•	Partnerships (or entities or arrangements treated as partnerships for U.S. federal income tax purposes) and any beneficial owners thereof;

•	financial institutions or financial services entities;

•	insurance companies;

•	real estate investment trusts;

•	regulated investment companies;

•	grantor trusts;

•	tax-exempt organizations;

•	governments or agencies or instrumentalities thereof;

•	brokers, dealers or traders in securities or currencies;

•	stockholders who hold Common Stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes;

•	U.S. Holders that have a functional currency other than the U.S. dollar;

•	stockholders who actually or constructively own five percent or more of the Company’s voting stock;

•	U.S. expatriates; or

•	stockholders who acquire shares of our Common Stock in connection with employment or other performance of services.

Moreover, this description does not address any aspect of U.S. state or local tax, non-U.S. tax, the Medicare tax on net investment income, U.S. federal estate and gift tax, alternative minimum tax, or other U.S. federal income tax consideration or other tax consequences of the Reverse Stock Split.

If an entity classified as a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) for U.S. federal income tax purposes holds Common Stock, the tax treatment of an equity holders in such entity will generally depend on the status of such equity holder and the activities of such entity.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.

EACH STOCKHOLDER SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE PARTICULAR U.S. FEDERAL TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT, AS WELL AS THE CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION, INCLUDING ANY U.S. STATE OR LOCAL OR NON-U.S. TAX CONSEQUENCES.

Tax Consequences to the Company

The Reverse Stock Split is intended to be treated as a tax deferred “recapitalization” for U.S. federal income tax purposes. If the Reverse Stock Split qualifies as a recapitalization, then the Company will not recognize gain or loss as a result of the Reverse Stock Split.

Tax Consequences to U.S. Holders of the Reverse Stock Split

If the Reverse Stock Split qualifies as a recapitalization, then a U.S. Holder generally will not recognize gain or loss on the Reverse Stock Split. In general, the aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefor and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged. Treasury regulations promulgated under the Code provide rules for allocating the tax basis and holding period of the shares of our Common Stock surrendered to the shares of our Common Stock received pursuant to the Reverse Stock Split. U.S. Holders of shares of our Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder whose fractional shares resulting from the Reverse Stock Split are rounded up to the nearest whole share may recognize gain for U.S. federal income tax purposes equal to the value of the additional fractional share. The treatment of the exchange of a fractional share for a whole share in the Reverse Stock Split is not clear under current law and a U.S. Holder may recognize gain for U.S. federal income tax purposes equal to the value of the additional fraction of a share of Common Stock received by such U.S. Holder.

Other Tax Considerations for U.S. Holders

The U.S. state and local tax consequences of the Reverse Stock Split may vary significantly as to each U.S. Holder depending upon the jurisdiction in which such holder resides. U.S. Holders are urged to consult their tax advisors regarding the specific tax consequences to them of the Reverse Stock Split, including the applicable U.S. federal, state and local and non-U.S. tax consequences, if any.

TAX MATTERS ARE COMPLICATED, AND THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT DEPEND UPON THE PARTICULAR CIRCUMSTANCES OF EACH U.S. HOLDER. ACCORDINGLY, EACH U.S. HOLDER IS ADVISED TO CONSULT THE HOLDER’S TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO THE U.S. HOLDER OF A REVERSE STOCK SPLIT.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this Reverse Split Proposal except to the extent of their ownership of shares of our Outstanding Stock.

Reservation of Right to Abandon Reverse Stock Split

We reserve the right to abandon a Reverse Stock Split and Authorized Share Reduction without further action by our stockholders at any time before the effectiveness of the Reverse Split Amendment filing with the Secretary of State of the State of Delaware, even if the authority to effect a Reverse Stock Split has been approved by our stockholders. By voting in favor of the Reverse Split Proposal, you are also expressly authorizing the Board of Directors to delay, not to proceed with, and potentially abandon, a Reverse Stock Split and Authorized Share Reduction if it should so decide, in its sole discretion, that such action or lack thereof is in the best interests of the Company and its stockholders.

The Board recommends that you vote “FOR” this Proposal No. 3 (the Reverse Split Proposal) and “FOR” the below, related Proposal No. 4 (the Adjournment Proposal).

PROPOSAL NO. 4

APPROVAL TO ADJOURN THE ANNUAL MEETING TO A LATER DATE OR DATES, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES TO ESTABLISH A QUORUM OR APPROVE PROPOSAL 3

General

This Proposal, if adopted, will allow the Board to adjourn the Annual Meeting one or more times to a later date or dates, if necessary, to permit further solicitation of proxies to establish a quorum or approve Proposal 3. This Proposal will only be presented to our stockholders in the event that there are insufficient votes to establish a quorum or for the approval of Proposal 3.

Consequences if the Adjournment Proposal is Not Approved

If this Proposal is not approved by our stockholders, the Board may not be able to adjourn the Annual Meeting to a later date or dates in the event that there are insufficient votes for, or otherwise in connection with, achieving quorum or the approval of Proposal 3.

Resolution to be Voted Upon

The full text of the resolution to be proposed is as follows:

“RESOLVED, that the adjournment of the Annual Meeting to a later date or dates to be determined by the chairman of the Annual Meeting, if necessary, to permit further solicitation and vote of proxies to establish a quorum or approve Proposal 3 be confirmed, ratified and approved in all respects.”

The Board recommends that you vote “FOR” Proposal No. 4 to adjourn the Annual Meeting to a later date or dates, if necessary, to solicit additional proxies to establish a quorum or approve Proposal 3.

STOCKHOLDER PROPOSALS FOR 2025 ANNUAL MEETING OF STOCKHOLDERS

A stockholder who would like a proposal considered for inclusion in our proxy statement relating to our 2025 annual meeting pursuant to Rule 14a-8 (“Rule 14a-8”) under the Exchange Act must be received by the Corporate Secretary of the Company at our offices at Akili, Inc., 71 Commercial Street, Mailbox 312, Boston, MA 02109 in writing no later than November 6, 2024 and must otherwise comply with Rule 14a-8. To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than February 16, 2025.

Stockholders intending to present a proposal at the 2025 Annual Meeting of Stockholders, but not to include the proposal in our Proxy Statement pursuant to Rule 14a-8, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the one-year anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2025 Annual Meeting of Stockholders no earlier than December 18, 2024 and no later than January 17, 2025. The notice must contain the information required by our Bylaws, a copy of which is available upon request to our Corporate Secretary. In the event that the 2025 Annual Meeting of Stockholders is first convened more than thirty (30) days before or more than sixty (60) days after April 17, 2025, or if no annual meeting were held in the preceding year, then our Corporate Secretary must receive such written notice not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of the 2025 Annual Meeting or the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made by us. In addition to the timely notice requirements, a stockholder’s proposal for nominees for directors must comply with Article I, Section 2 of our Bylaws and other applicable procedures described therein or established by our Nominating and Corporate Governance Committee. See “The Board of Directors and Corporate Governance—Director Nomination Process.” Stockholder proposals related to other business must also comply with Article 1, Section 2 of our bylaws. Furthermore, any stockholder proposal must comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

SOLICITATION OF PROXIES

We will bear the costs of soliciting proxies from our stockholders. In addition to the use of the mails, proxies may be solicited by our directors, officers and employees by personal interview, telephone or telegram. Such directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of our common stock held of record by such persons, and we will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

HOUSEHOLDING

The SEC’s rules permit us and brokers to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly a separate copy of any of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered, upon written or oral request to Akili, Inc., 71 Commercial Street, Mailbox 312, Boston, MA 02109, Attention: Corporate Secretary, telephone: (617) 313-8853. If you want to receive separate copies of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

OTHER MATTERS

The directors know of no other matters which are likely to be brought before the Annual Meeting. The enclosed proxy card grants to the persons named in the proxy card the authority to vote in their best judgment regarding all other matters properly raised at the Annual Meeting.

ANNUAL REPORT ON FORM 10-K

A copy of Akili, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including financial statements and schedules (if any) thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record as of February 27, 2024 without charge upon written request addressed to Akili, Inc., 71 Commercial Street, Mailbox 312, Boston, MA 02109, Attention: Corporate Secretary.

Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the address above. Our Annual Report on Form 10-K was filed with the SEC on February 29, 2024. It is available free of charge at the SEC’s website at www.sec.gov and also in the investor relations section of our corporate website at https://investors.akiliinteractive.com. You also may access this Proxy Statement and our Annual Report on Form 10-K, once available, at www.proxydocs.com/AKLI.

WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES BY FOLLOWING THE INSTRUCTIONS FOR VOTING ON THE NOTICE AND ACCESS CARD, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

/s/ Matthew Franklin
Matthew Franklin
President and Chief Executive Officer

March 6, 2024

APPENDIX A

CERTIFICATE OF AMENDMENT TO

THE CERTIFICATE OF INCORPORATION

OF

AKILI, INC.

Akili, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST: Pursuant to Section 242 of the DGCL, this Certificate of Amendment to the Certificate of Incorporation (this “Certificate of Amendment”) amends the provisions of the Certificate of Incorporation of the Corporation, as amended (the “Charter”).

SECOND: This Certificate of Amendment has been approved and duly adopted by the Corporation’s Board of Directors and stockholders in accordance with the provisions of Section 242 of the DGCL.

THIRD: Upon this Certificate of Amendment becoming effective, the Charter is hereby amended as follows:

The first paragraph of ARTICLE IV of the Charter is hereby amended and restated to read in its entirety as follows:

“The total number of shares of capital stock which the Corporation shall have authority to issue is [    ] ([     ]) of which (i) [    ] ([     ]) shares shall be a class designated as common stock, par value $0.0001 per share (the “Common Stock”), and (ii) [    ] ([     ]) shares shall be a class designated as preferred stock, par value $0.0001 per share (the “Undesignated Preferred Stock”).”

ARTICLE IV of the Charter is hereby amended by adding the following new paragraph at the end of such article:

“C. Reverse Stock Split

Upon the effectiveness of the filing of this Certificate of Amendment (the “Split Effective Time”), every [●] ([●]) shares of Common Stock issued and outstanding or held by the Corporation as treasury shares as of the Split Effective Time shall automatically, and without action on the part of the stockholders, be reclassified into one (1) whole share of Common Stock (the “Reverse Split”). The Corporation shall not issue any fractional shares in connection with the Reverse Split. Any person that would otherwise receive a fractional share of Common Stock as a result of the Reverse Split shall instead receive an additional fraction of a share of Common Stock, which fraction, when combined with the fraction resulting from the Reverse Split, will equal a whole share of Common Stock, such that no person will continue to hold fractional shares following the Reverse Split. Each stock certificate that, immediately prior to the Split Effective Time, represented shares of Common Stock that were issued immediately prior to the Split Effective Time shall, from and after the Split Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of shares of Common Stock into which the shares formerly represented by such certificate shall have been reclassified in the Reverse Split (after giving effect to the issuance of fractional shares as provided herein).”

FOURTH: This Certificate of Amendment shall become effective at [    ], Eastern Time, on [●], 202[ ].

* * * *

IN WITNESS WHEREOF, the undersigned authorized officer of the Corporation has executed this Certificate of Amendment to the Certificate of Incorporation as of [●], 202[ ].

AKILI, INC.

By:
Name:
Title:	Chief Executive Officer

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

P.O. BOX 8016, CARY, NC 27512-9903	INTERNET Go To: www.proxypush.com/AKLI • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote

PHONE Call 1-866-460-5017 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions

MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided

You must register to attend the meeting online and/or participate at www.proxydocs.com/AKLI

Akili, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of February 27, 2024

DATE:	Wednesday, April 17, 2024

TIME:	10:00 AM, Eastern Time

PLACE:	Annual Meeting to be held live via the Internet - please visit

www.proxydocs.com/AKLI for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Matthew Franklin and Jacqueline L. Studer (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to represent and vote all the shares of capital stock of Akili, Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Akili, Inc.

Annual Meeting of Stockholders

Please make your marks like this:	X

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2, 3 AND 4

	PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS

1.	To elect two Class II directors to our Board of Directors, each to serve until the 2027 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier resignation, death or removal;				FOR
	1.01 William (“BJ”) Jones, Jr.	FOR ☐	WITHHOLD ☐

	1.02 Christine Lemke	☐	☐		FOR

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;	FOR ☐	AGAINST ☐	ABSTAIN ☐	FOR

3.	To approve an amendment to the Company’s Certificate of Incorporation to give the Board of Directors discretionary authority to effect a reverse stock split;	☐	☐	☐	FOR

4.	To adjourn the Annual Meeting to a later date or dates, if necessary, to solicit additional proxies to establish a quorum or approve Proposal 3; and	☐	☐	☐	FOR

5.	To consider and act upon any other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You must register to attend the meeting online and/or participate at www.proxydocs.com/AKLI

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) Date	Signature (if held jointly) Date